                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                     LEVEL ONE COMMUNICATIONS, INCORPORATED

                           AARDVARK ACQUISITION CORP.

                                      AND

                          ACCLAIM COMMUNICATIONS, INC.

                           DATED AS OF JUNE 25, 1998

                               TABLE OF CONTENTS




                                                                                                                         PAGE
  ARTICLE 1    THE MERGER...............................................................................................   2
       1.1  The Merger..................................................................................................   2
       1.2  Effective Time..............................................................................................   2
       1.3  Effect of the Merger on Constituent Corporations............................................................   2
       1.4  Certificate of Incorporation and By-laws of Surviving Corporation...........................................   2
       1.5  Directors and Officers of Surviving Corporation.............................................................   3
       1.6  Maximum Number of Shares of Parent Common Stock to be Issued; Effect on Outstanding Securities of Company...   3
       1.7  Dissenting Shares...........................................................................................   5
       1.8  Exchange Procedures.........................................................................................   5
       1.9  No Further Ownership Rights in Company Capital Stock........................................................   7
       1.10 Lost, Stolen or Destroyed Certificates......................................................................   7
       1.11 Taking of Necessary Action; Further Action..................................................................   7
  ARTICLE 2    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................   8
       2.1  Organization and Qualification..............................................................................   8
       2.2  Authority Relative to this Agreement........................................................................   8
       2.3  Capital Stock...............................................................................................   8
       2.4  No Subsidiaries.............................................................................................   9
       2.5  Directors and Officers......................................................................................   9
       2.6  No Conflicts................................................................................................   9
       2.7  Books and Records; Organizational Documents.................................................................  10
       2.8  Company Financial Statements................................................................................  10
       2.9  Absence of Changes..........................................................................................  10
       2.10 No Undisclosed Liabilities..................................................................................  12
       2.11 Taxes.......................................................................................................  12
       2.12 Legal Proceedings...........................................................................................  14
       2.13 Compliance With Laws and Orders.............................................................................  15
       2.14 Benefit Plans; ERISA........................................................................................  15
       2.15 Real Property...............................................................................................  16
       2.16 Tangible Personal Property..................................................................................  17

                                                                 i
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                               TABLE OF CONTENTS
                                  (CONTINUED)
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
                                                                                                                         PAGE
      2.17  Intellectual Property.......................................................................................  17
      2.18  Contracts...................................................................................................  20
      2.19  Insurance...................................................................................................  21
      2.20  Affiliate Transactions......................................................................................  21
      2.21  Employees; Labor Relations..................................................................................  22
      2.22  Environmental Matters.......................................................................................  23
      2.23  Substantial Customers and Suppliers.........................................................................  24
      2.24  Accounts Receivable.........................................................................................  24
      2.25  Inventory...................................................................................................  24
      2.26  Other Negotiations; Brokers; Third Party Expenses...........................................................  24
      2.27  Banks and Brokerage Accounts................................................................................  25
      2.28  Warranty Obligations........................................................................................  25
      2.29  Foreign Corrupt Practices Act...............................................................................  25
      2.30  Pooling of Interests........................................................................................  26
      2.31  Financial Projections.......................................................................................  26
      2.32  Disclosure..................................................................................................  26
  ARTICLE 3    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................................  26
      3.1   Organization and Qualification..............................................................................  26
      3.2   Authority Relative to this Agreement........................................................................  27
      3.3   Issuance of Parent Common Stock.............................................................................  27
      3.4   SEC Documents; Parent Financial Statements..................................................................  27
      3.5   No Conflicts................................................................................................  28
      3.6   Absence of Changes..........................................................................................  28
      3.7   Pooling of Interests........................................................................................  28
      3.8   Information to be Supplied by Parent........................................................................  28
      3.9   Ownership of Merger Sub; No Prior Activities................................................................  29
      3.10  Environmental Matters.......................................................................................  29
      3.11  Intellectual Property.......................................................................................  29
      3.12  Investment Advisors.........................................................................................  29

                                                                ii
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
                                                                                                                        PAGE
  ARTICLE 4    CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................................  29
       4.1  Conduct of Business of the Company..........................................................................  29
       4.2  No Solicitation.............................................................................................  32
  ARTICLE 5    ADDITIONAL AGREEMENTS....................................................................................  33
       5.1  Sale of Shares..............................................................................................  33
       5.2  Stockholder Approval........................................................................................  33
       5.3  Access to Information.......................................................................................  34
       5.4  Confidentiality.............................................................................................  34
       5.5  Expenses....................................................................................................  34
       5.6  Public Disclosure...........................................................................................  35
       5.7  Consents....................................................................................................  35
       5.8  FIRPTA Compliance...........................................................................................  35
       5.9  Notification of Certain Matters.............................................................................  35
       5.10 Pooling of Interests Accounting.............................................................................  35
       5.11 Company Affiliate Agreements................................................................................  35
       5.12 Parent Affiliate Agreements.................................................................................  36
       5.13 Additional Documents and Further Assurances.................................................................  36
       5.14 Indemnification.............................................................................................  36
       5.15 Form S-8....................................................................................................  36
       5.16 NNM Listing of Additional Shares Application................................................................  36
       5.17 Company's Auditors..........................................................................................  36
  ARTICLE 6    CONDITIONS TO THE MERGER.................................................................................  37
       6.1  Conditions to Obligations of Each Party to Effect the Merger................................................  37
       6.2  Additional Conditions to Obligations of the Company.........................................................  37
       6.3  Additional Conditions to the Obligations of Parent and Merger Sub...........................................  39
  ARTICLE 7    SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; ESCROW PROVISIONS.....................  40
       7.1  Survival of Representations, Warranties, Covenants and Agreements...........................................  40
       7.2  Escrow Provisions...........................................................................................  41
  ARTICLE 8    TERMINATION, AMENDMENT AND WAIVER........................................................................  48

                                                                iii
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
                                                                                                                        PAGE
       8.1  Termination.................................................................................................  48
       8.2  Effect of Termination.......................................................................................  49
       8.3  Amendment...................................................................................................  49
       8.4  Extension; Waiver...........................................................................................  49
  ARTICLE 9    MISCELLANEOUS PROVISIONS.................................................................................  49
       9.1  Notices.....................................................................................................  49
       9.2  Entire Agreement............................................................................................  50
       9.3  Further Assurances; Post-Closing Cooperation................................................................  50
       9.4  Waiver......................................................................................................  51
       9.5  Third Party Beneficiaries...................................................................................  51
       9.6  No Assignment; Binding Effect...............................................................................  51
       9.7  Headings....................................................................................................  51
       9.8  Invalid Provisions..........................................................................................  51
       9.9  Governing Law...............................................................................................  51
       9.10 Consent to Jurisdiction and Service of Process..............................................................  52
       9.11 Construction................................................................................................  52
       9.12 Counterparts................................................................................................  52
       9.13 Specific Performance........................................................................................  52
 ARTICLE 10    DEFINITIONS..............................................................................................  53
      10.1  Definitions.................................................................................................  53

                                                                iv
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
                                  EXHIBIT LIST
                                  ------------
     EXHIBIT A      Certificate of Merger

     EXHIBIT B      Company Affiliate Agreement

     EXHIBIT C      Parent Affiliate Agreement

     EXHIBIT D-1    Parent and Merger Sub Officer's Certificates

     EXHIBIT D-2    Parent and Merger Sub Secretary's Certificates

     EXHIBIT E      Graham & James LLP Legal Opinion

     EXHIBIT F      Registration Rights Agreement

     EXHIBIT G      Parent Tax Representation Letter

     EXHIBIT H-1    Company Officer's Certificate

     EXHIBIT H-2    Company Secretary's Certificate

     EXHIBIT I      Pillsbury Madison & Sutro LLP Legal Opinion

     EXHIBIT J      Non-Competition Agreement

     EXHIBIT K      Stockholder Certificate

     EXHIBIT L      Company Tax Representation Letter

     EXHIBIT M      Voting Agreement

     EXHIBIT N      Escrow Agent Fee Schedule

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of June 25, 1998, by and among Level One Communications, Incorporated, a California corporation ("Parent"), Aardvark Acquisition Corp., a Delaware corporation and a
              -------
wholly-owned subsidiary of Parent ("Merger Sub"), and Acclaim Communications,
                                    ----------
Inc., a Delaware corporation (the "Company"), and with respect to Section 7.2
                                   --------
only, Diosdado Banatao as Stockholder Agent and U.S. Bank Trust National Association, as Escrow Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

     A. The Boards of Directors of each of Parent, Merger Sub and the Company believe it is in the best interests of Parent, Merger Sub and the Company and their respective shareholders that Parent acquire the Company through the merger Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           -------
have approved the Merger.

     B. The Boards of Directors of each of Parent, Merger Sub and the Company have approved the Merger and this Agreement and the transactions contemplated hereby by resolutions dated June 25, 1998, June 25, 1998 and June 23, 1998, respectively.

     C. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of voting Common Stock of Parent ("Parent Common Stock") and (ii) all
                                          --------------------
outstanding Company Options and Company Warrants will be assumed by Parent subject to the terms and conditions set forth herein.

     D. A portion of the shares of Parent Common Stock otherwise issuable or reserved for issuance by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 7 herein.

     E. Parent, Merger Sub and the Company intend that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and
(ii) qualify as a Pooling of Interests.

     F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE 1


                                  THE MERGER

     1.1  THE MERGER.  At the Effective Time and subject to and upon the terms
          ----------
and conditions of this Agreement and the applicable provisions of the California Code and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of the Merger Sub shall cease, and the Company shall continue as the surviving corporation and wholly-owned subsidiary of Parent. The Company is sometimes referred to herein as the "Surviving Corporation."

     1.2  EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than 5 Business Days following satisfaction or waiver of the conditions set forth in Article 7, at the offices of Graham & James LLP, 400 Capitol Mall, 24th Floor, Sacramento, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------
Date."  On the Closing Date, the parties hereto shall cause the Merger to be
----
consummated by filing a Certificate of Merger (or like instrument), in substantially the form attached hereto as Exhibit A (the "Certificate of
                                          ----------      --------------
Merger"), with the Secretary of State of the State of Delaware, in accordance
------
with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time"). The parties currently intend that the Closing
               --------------
Date will occur on or prior to July 2, 1998.

     1.3  EFFECT OF THE MERGER ON CONSTITUENT CORPORATIONS.  At the Effective
          ------------------------------------------------
Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.4  CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION.
          -----------------------------------------------------------------

          (a) At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation and by-laws of the Surviving Corporation.

          (b) The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by such by-laws, the certificate of incorporation and applicable law.

     1.5  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.  The directors of
          -----------------------------------------------
Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the by-laws of the Surviving Corporation.

     1.6  MAXIMUM NUMBER OF SHARES OF PARENT COMMON STOCK TO BE ISSUED; EFFECT
          --------------------------------------------------------------------
ON OUTSTANDING SECURITIES OF COMPANY.  The maximum number of unregistered shares
------------------------------------
of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options or Company Warrants to be assumed by Parent as provided herein) in exchange for the acquisition by Parent of all outstanding shares of Company Capital Stock and all vested and unvested Company Options and Company Warrants which are unexpired and unexercised shall be the Aggregate Share Number. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options or Company Warrants. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent or Merger Sub, the Company or the holder of any shares of the Company Capital Stock and Company Options or Company Warrants, the following shall occur:

          (a) Conversion of Company Capital Stock.  At the Effective Time, each
              -----------------------------------
share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as provided in Section 1.7)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of unregistered Parent Common Stock equal to the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio or the Common Stock Exchange Ratio, as the case may be, rounded to the nearest whole share of Parent Common Stock.

          (b) Cancellation of Parent-Owned and Company-Owned Stock.  Each share
              ----------------------------------------------------
of Company Capital Stock owned by Parent or the Company or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Merger Sub or the Company.

          (c) Company Options.  At the Effective Time all unexpired and
              ---------------
unexercised Company Options then outstanding, whether vested or unvested, shall be assumed by Parent in accordance with provisions described below.

                  (i) At the Effective Time, each unexpired and unexercised Company Option and Company Warrant then outstanding, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option and Company Warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option or Company Warrant immediately prior to the Effective Time, provided that (A) such Company Option or Warrant, as the case may be, shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio applicable to the series of Company Capital Stock subject to the Company Option or Company Warrant (rounded down to the nearest whole number of shares of Parent Common Stock) and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option or Company Warrant, as the case may be, shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option or Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio applicable to the series of Company Capital Stock subject to the Company Option or Company Warrant (rounded up to the nearest whole cent).

                 (ii) It is the intention of the parties that the Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the same extent the Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(c) shall be applied consistent with this intent.

                (iii) Promptly following the Effective Time, Parent will issue to each holder of an unexpired and unexercised Company Option or Company Warrant an instrument evidencing the foregoing assumption of such Company Option or Company Warant by Parent.

                 (iv) Parent will reserve sufficient shares of Parent Common Stock for issuance pursuant to this Section 1.6(c).

          (d) Adjustments to Exchange Ratios.  The Exchange Ratios shall be
              ------------------------------
equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (e) Fractional Shares.  No fraction of a share of Parent Common Stock
              -----------------
will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Average Price.

     1.7  DISSENTING SHARES.
          ------------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted
                                  -----------------
into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Delaware Law and the California Code, as applicable.

          (b) Notwithstanding the provisions of subsection (a) above, if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, if any, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of its receipt any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent or as may be required under applicable law, voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

     1.8  EXCHANGE PROCEDURES.
          -------------------

          (a) Parent Common Stock.  On the Closing Date, Parent shall deposit
              -------------------
with the Exchange Agent for exchange in accordance with this Article 1, the aggregate number of shares of Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock (and a sufficient amount of cash for payment of fractional share interests, if any, pursuant to Section 1.6(e) hereof); provided that, on behalf of the holders of Company Capital Stock,
         -------------
Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Initial Escrow Amount. The portion of the Initial Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive by virtue of ownership of outstanding shares of Company Capital Stock.

          (b) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately
                                              ------------
prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock plus cash in lieu of fractional shares in accordance with Section 1.6(e) hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article 7 hereof), plus cash in lieu of fractional shares in accordance with Section 1.6(e), to which such holder is entitled pursuant to
Section 1.6, and the Certificate so surrendered shall be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article 7 hereof, Parent shall cause to be distributed to the Escrow Agent a certificate or certificates (in such denominations as may be requested by the Escrow Agent) representing that number of shares of Parent Common Stock equal to the Initial Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article 7.
Until surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e).

          (c) Distributions With Respect to Unexchanged Shares of Company
              -----------------------------------------------------------
Capital Stock.  No dividends or other distributions with respect to Parent
-------------
Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such

Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

          (d) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     1.9  NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK.  All shares of
          ----------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.10  LOST, STOLEN OR DESTROYED CERTIFICATES.  In the event any
           --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Parent Common Stock and cash for fractional shares, if any, as may be required by Section 1.6(e) in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent or the Exchange Agent may, in its
         --------  -------
discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11  TAKING OF NECESSARY ACTION; FURTHER ACTION.  If, at any time after
           ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized to take, and will take, all such lawful and necessary action.

                                   ARTICLE 2


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the Disclosure Schedule delivered herewith and dated as of the date hereof, as follows:

     2.1  ORGANIZATION AND QUALIFICATION.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     2.2  AUTHORITY RELATIVE TO THIS AGREEMENT.  Subject only to the requisite
          ------------------------------------
approval of the Merger and this Agreement by the stockholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3  CAPITAL STOCK.   The authorized capital stock of the Company consists
          -------------
only of 30,000,000 shares of Common Stock, $0.001 par value per share (the "Company Common Stock"), of which 3,060,384 shares of Common Stock are issued
---------------------
and outstanding as of the date hereof, and 20,000,000 shares of Preferred Stock, $0.001 par value per share (the "Company Preferred Stock"). The designation and
                                 -----------------------
status of the Company Preferred Stock is as follows: (i) 3,000,000 shares are designated as Series A Preferred Stock, 3,000,000 of which are issued and outstanding as of the date hereof, (ii) 688,000 shares are designated as Series B Preferred Stock, 661,000 of which are issued and outstanding as of the date hereof, and (iii) 6,700,000 shares are designated as Series C Preferred Stock, none of which are issued and outstanding as of the date hereof. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Except as disclosed in Section 2.3 of the Disclosure Schedule, no shares of
                       --------------------------------------
Company Common Stock or Company Preferred Stock are held in treasury or are reserved for issuance. Section 2.3 of the Disclosure Schedule lists the name
                        --------------------------------------
and state of residence of each holder of Company Common Stock and Company Preferred Stock provided to the Company by such holder. Except as disclosed in
Section 2.3 of the Disclosure Schedule, as of the date hereof there are no
--------------------------------------
outstanding Company Options or Company Warrants or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue Options with respect to the Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Capital Stock created by statute, the articles of incorporation or by-laws of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Common Stock or Equity Equivalents. With respect to each Company Option and Company Warrant, Section 2.3 of the
                                                         ------------------
Disclosure Schedule sets forth the holder thereof, the number and type of
-------------------
securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof. All of the Company Options and Company Warrants were issued in compliance with all applicable federal, state and foreign securities Laws. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between or among any Persons which affects or relates to the voting, or giving of written consents, with respect to the Company Capital Stock.

     2.4  NO SUBSIDIARIES.  The Company has no Subsidiaries and does not
          ---------------
otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

     2.5  DIRECTORS AND OFFICERS.  The name of each director and officer of the
          ----------------------
Company on the date hereof, and his or her position with the Company, are listed in Section 2.5 of the Disclosure Schedule.
   --------------------------------------

     2.6  NO CONFLICTS.  The execution and delivery by the Company of this
          ------------
Agreement does not, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6 of the Disclosure
                                                -----------------------------
Schedule, if any, conflict with or result in a violation or breach of any Law or
--------
Order applicable to the Company or any of its Assets and Properties; or

          (c) except as disclosed in Section 2.6 of the Disclosure Schedule, (i)
                                     --------------------------------------
conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon the Company or any of its Assets and Properties under, any Contract or License to which the Company is a party or by which any of its Assets and Properties is bound.

     2.7  BOOKS AND RECORDS; ORGANIZATIONAL DOCUMENTS.  The minute books and
          -------------------------------------------
stock record books and other similar records of the Company have been provided or made available to Parent or its counsel prior to the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company through the date hereof. The Company has prior to the execution of this Agreement delivered to Parent true and complete copies of its certificate of incorporation and by-laws, both as amended through the date hereof.

     2.8  COMPANY FINANCIAL STATEMENTS.  Section 2.8 of the Disclosure Schedule
          ----------------------------   --------------------------------------
sets forth the Company Financials. The Company Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes.

     2.9  ABSENCE OF CHANGES.  Since the Unaudited Financial Statement Date,
          ------------------
except as set forth in Section 2.9 of the Disclosure Schedule, there has not
                       --------------------------------------
been any material adverse change in the Business or Condition of the Company. In addition, without limiting the foregoing, except as expressly contemplated hereby and except as disclosed in

Section 2.9 of the Disclosure Schedule, there has not occurred since the
--------------------------------------
Unaudited Financial Statement Date:

          (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company Capital Stock (or other equity interests of the Company), or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock (or other equity interests) of or any Option with respect to the Company;

          (b) any modification or amendment of any right of any holder of any outstanding shares of Company Capital Stock of, or Option with respect to, the Company;

          (c) (i) any increase greater than 5% in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, stockholder, employee or consultant of the Company; (ii) any payment by the Company of consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, stockholder, employee or consultant of the Company) to any current or former officer, director, stockholder, employee or consultant of the Company; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increased guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

          (d) (i) any incurrence by the Company of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

          (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company in an aggregate amount exceeding $15,000;

          (f) any write-off or write-down of or any determination to write off or write-down any of the Assets and Properties of the Company in an aggregate amount exceeding $15,000;

          (g) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien on, any Assets and Properties of the Company, other than acquisitions or dispositions of inventory in the ordinary course of business of the Company consistent with past practice;

          (h) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 2.15(a) or 2.18(a) or (ii) any other Contract related to Company Intellectual Property;

          (i) any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $15,000;

          (j) any commencement, termination or change by the Company of any line of business;

          (k) any transaction by the Company with any officer, director, stockholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Unaudited Financial Statement Date and disclosed to Parent pursuant to Section 2.20 of the Disclosure Schedule or other than
                   ---------------------------------------
pursuant to any contract of employment and listed pursuant to Section 2.18(a) of
                                                              ------------------
the Disclosure Schedule;
-----------------------

          (l) any change in the accounting or Tax methods or procedures of the Company;

          (m) any Contract or other transaction not in the ordinary course of business consistent with past practice; or

          (n) any entering into by the Company of any Contract to do or engage in any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

     2.10  NO UNDISCLOSED LIABILITIES.  Except as reflected or reserved against
           --------------------------
in the Company Financials (including the notes thereto) or as disclosed in

Section 2.10 of the Disclosure Schedule, there are no Liabilities of, relating
---------------------------------------
to or affecting the Company or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Unaudited Financial Statement Date and in accordance with the provisions of this Agreement which, in the aggregate, are not material to the Business or Condition of the Company and are not for tort or for breach of contract.

     2.11  TAXES.  Except as disclosed in Section 2.11 of the Disclosure
           -----                          ------------------------------
Schedule:
--------

          (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and
                                            ---------------
timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or accrued on the Company Financials. All such Tax Returns are complete and correct in all material respects.

          (b) The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for income Tax liability (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company's most recent balance sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

          (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. To the knowledge of the Company, no claim has ever been made by a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

          (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of the Company either (i) threatened, claimed or raised by any Taxing Authority or (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets or Properties of the Company other than Liens for Taxes not yet due. Section 2.11 of the Disclosure Schedule indicates those Tax Returns, if
      ---------------------------------------
any, of the Company that have been audited, and indicates those Tax Returns of the Company that currently are the subject of audit. The Company has delivered to Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since the fiscal year ended December 31, 1995.

          (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

          (h) The Company has no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

          (i) The Company (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

          (j) The Company is not a party to or is bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

          (k) The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

          (l) The Company has not made any payments, is not obligated to make any payments, nor is a party to any Contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code and the treasury regulations thereunder.

          (m) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, and (iv) Section 1502 of the Code and Treasury regulations promulgated thereunder.

          (n) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

     2.12  LEGAL PROCEEDINGS.
           -----------------

          (a) Except as set forth in Section 2.12 of the Disclosure Schedule:
                                             -------------------------------

          (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or its Assets and Properties;

          (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company;

          (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company; and

          (iv) the Company has not received notice and does not otherwise have knowledge of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by the Company that could cause bodily injury, sickness, disease, death or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

          (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company. Section 2.12(b) of
                                                           ------------------
the Disclosure Schedule sets forth all Actions or Proceedings relating to or
-----------------------
affecting the Company or any of its Assets and Properties during the three-year period prior to the date hereof.

     2.13  COMPLIANCE WITH LAWS AND ORDERS.  Except as disclosed in Section 2.13
           -------------------------------                          ------------
of the Disclosure Schedule, the Company has not violated, and is not currently
--------------------------
in default under, any Law or Order applicable to the Company or any of its Assets and Properties, except for any such violations or defaults that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

     2.14  BENEFIT PLANS; ERISA.  All Benefit Plans of the Company are listed in
           --------------------
Section 2.14 of the Disclosure Schedule, and copies of all plan documents,
---------------------------------------
written descriptions of plans, actuarial reports and filings with any Governmental or Regulatory Authority and determinations with respect to such Benefit Plans) have been delivered or made available to Parent. None of the Benefit Plans are Defined Benefit Plans. Except as disclosed in Section 2.14 of
                                                                 ---------------
the Disclosure Schedule:
-----------------------

          (a) each Benefit Plan has at all times been maintained and administered in accordance with its material terms, and each such Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code;

          (b) to the Company's knowledge, each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax exempt under Section 501(a) of the Code;

          (c) the Company is not now, nor at any time has it been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other company, entity or enterprise;

          (d) the Company does not presently maintain or contribute to, nor any time has it maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) subject to Title IV of ERISA, and the Company is not aware of any circumstances pursuant to which the Company could have liability to any party under Title IV of ERISA;

          (e) no Benefit Plan is a "multiemployer" plan within the meaning of
Section 3(37) of ERISA;

          (f) the Company has not incurred, nor does it reasonably expect to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA;

          (g) no benefit under any Benefit Plan, including any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

          (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or comparable state laws;

          (i) no Action or Proceeding (excluding claims for benefits incurred in the ordinary course of Plan activities) have been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such Action or Proceeding;

          (j) no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); and

          (k) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made; and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and the Company has performed all material obligations required to be performed as of such date under all Benefit Plans.

     2.15  REAL PROPERTY.
           -------------

          (a) Section 2.15(a) of the Disclosure Schedule contains a true and
              ------------------------------------------
correct list of (i) each parcel of real property leased by the Company (as lessor or lessee) (the "Leased Real Property") and (ii) all Liens relating to or
                        ---------------------
affecting any parcel of real property referred to in clause (i) to which the Company is a party. The Company owns no real property.

          (b) Subject to the terms of its respective leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the leases relating thereto. Each lease referred to in clause (i) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section
                                                                         -------
2.15(b) of the Disclosure Schedule, there is no, and the Company has not
----------------------------------
received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

          (c) Except as disclosed in Section 2.15(c) of the Disclosure Schedule,
                                     ------------------------------------------
all material improvements on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

          (d) The Company has no knowledge, nor has the Company received any notice, of any Action or Proceeding, actual or threatened, against the Company or the Leased Real Property by any Person which would materially affect the future use, occupancy or value of the Leased Real Property or any part thereof.

     2.16  TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has
           --------------------------
good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except as disclosed in Section 2.16 of the Disclosure Schedule, all such tangible personal property is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

     2.17  INTELLECTUAL PROPERTY.
           ----------------------

          (a) Section 2.17(a) of the Disclosure Schedule lists all Company
              ------------------------------------------
Registered Intellectual Property and lists any proceedings or actions pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Disclosure
                                           ---------------------------------
Schedule is owned exclusively by the Company and is free and clear of any Lients
--------
(excluding Intellectual Property licensed to the Company under any License).
The Company (i) has the right to all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own provided that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to the Company or are in the public domain.

          (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such person with respect thereto and the Company has either obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or has obtained a License under or to such Intellectual Property.

          (d) Except pursuant to agreements described in Section 2.17(d) of the
                                                         ----------------------
Disclosure Schedule, the Company has not transferred ownership of or granted any
-------------------
License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person other than nonexclusive rights to customers, licensees and distributors of the Company in the ordinary course of business consistent with industry or past practice.

          (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted, including the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

          (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the Contracts and Licenses listed in Section 2.17(f) of the
                                                        ----------------------
Disclosure Schedule include all Contracts and Licenses, to which the Company is
-------------------
a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

          (g) Section 2.17(g) of the Disclosure Schedule lists all Contracts,
              ------------------------------------------
Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

          (h) The operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any Person, violate the rights of any

Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under any Laws, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law.

          (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.17(i) of the Disclosure Schedule
                                   ------------------------------------------
lists all actions that must be taken by the Company within 180 days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth on
Section 2.17(i) of the Disclosure Schedule, the Company has registered the
------------------------------------------
copyright with the U.S. Copyright Office for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (j) There are no Contracts, Licenses or agreements between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (k) To the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

          (l) The Company has taken all reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section
                                                                       -------
2.17(l) of the Disclosure Schedule, and all current and former employees,
----------------------------------
consultants and independent contractors of the Company have executed such an agreement.

          (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

          (n) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or, otherwise violates any Law.

          (o) All of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates. All of the Company's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

     2.18  CONTRACTS.
           ----------

          (a) Section 2.18(a) of the Disclosure Schedule contains a true and
              ------------------------------------------
complete list of each of the Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound.

          (b) Each Contract required to be disclosed in Section 2.18(a) of the
                                                        ----------------------
Disclosure Schedule is in full force and effect and constitutes a legal, valid
-------------------
and binding agreement, enforceable in accordance with its terms, and to the knowledge of the Company, each other party thereto; and except as disclosed in
Section 2.18(b) of the Disclosure Schedule, to the knowledge of the Company, no
------------------------------------------
other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

          (c) Except as disclosed in Section 2.18(c) of the Disclosure Schedule,
                                     ------------------------------------------
the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has been or could reasonably be expected to result, individually or in the aggregate with any such other Contracts in Losses to the Company or be materially adverse to the Business or Condition of the Company.

     2.19  INSURANCE.  Section 2.19 of the Disclosure Schedule contains a true
           ----------  ---------------------------------------
and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or (b) to the knowledge of the Company, have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by the policies described in clause (a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement. Each policy listed in Section 2.19
                                                                    ------------
of the Disclosure Schedule is valid and binding and in full force and effect,
--------------------------
all premiums due thereunder have been paid when due and neither the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies. The insurance policies listed in Section 2.19 of the Disclosure Schedule, (i) in
                                 ---------------------------------------
light of the business, operations and Assets and Properties of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company is a party or by which any of its Assets and Properties is bound. Section 2.19 of the Disclosure Schedule contains a list of
                      ---------------------------------------
all claims made under any insurance policies covering the Company in the last two years. The Company has not received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company has, in the reasonable judgment of the Company, in light of its business, location, operations and Assets and Properties, maintained, at all times, without interruption, appropriate insurance, both in scope and amount of coverages.

     2.20  AFFILIATE TRANSACTIONS.
           -------------------------

          (a) Except as disclosed in Section 2.20(a) of the Disclosure Schedule,
                                     ------------------------------------------
(i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, stockholder, or to the Company's knowledge, any Affiliate or Associate of the Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, stockholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, Affiliate or Associate.

          (b) Except as disclosed in Section 2.20(b) of the Disclosure Schedule,
                                     ------------------------------------------
each of the Contracts and Liabilities listed in Section 2.20(a) of the
                                                ----------------------
Disclosure Schedule were entered into or incurred, as the case may be, on terms
-------------------
no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's-length basis on competitive terms. Any Contract to which the Company is a party and any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested board of directors of the Company and/or stockholders of the Company, as the case may be, in accordance with
Section 144 of Delaware Law.

     2.21  EMPLOYEES; LABOR RELATIONS.
           -----------------------------

          (a) Section 2.21(a) of the Disclosure Schedule contains a list of the
              ------------------------------------------
name of each officer, employee and consultant of the Company, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has not received any information that would lead it to believe that any such person will or may cease to be engaged by the Company, or will refuse offers of engagement by the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed in Section 2.21(b) of the Disclosure Schedule,
                                     ------------------------------------------
(i) there are no material controversies between the Company and any employee or consultant of the Company, (ii) no employee of the Company is presently a member of a collective bargaining unit and, to the knowledge of the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company and (iii) no unfair labor practice complaint or sex or age discrimination claim has been brought against the Company before the National Labor Relations Board or any other Governmental or Regulatory Authority and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of the Company. The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, those relating to wages, hours and collective bargaining.

          (c) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

     2.22  ENVIRONMENTAL MATTERS.
           ----------------------

          (a) The Company has obtained all Environmental Permits necessary for the operation of tits business as currently conducted.

          (b) The Company is in all material respects in compliance with all terms, conditions and provisions of all applicable Environmental Permits and
(ii) Environmental Laws.

          (c) There are no past, pending or threatened Environmental Claims against the Company and the Company does not know of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company.

          (d) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that could give rise to an Environmental Claim against the Company.

          (e) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company.

          (f) No Site is a current or proposed Environmental Clean-up Site.

          (g) There are no Liens arising under or pursuant to any Environmental Law on any Site.

          (h) There are no (i) underground storage tanks, active or abandoned,
(ii) polychlorinated biphenyl containing equipment or (iii) friable asbestos-containing materials at any property currently owned or operated by the Company.

          (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

     2.23  SUBSTANTIAL CUSTOMERS AND SUPPLIERS.  Section 2.23(a) of the
           ------------------------------------  ----------------------
Disclosure Schedule lists the 15 largest customers of the Company, collectively,
-------------------
on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.23(b) of the Disclosure Schedule lists the 15 largest
              ------------------------------------------
suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in Section 2.23(c) of the
                                                     ----------------------
Disclosure Schedule, no such customer or supplier has ceased or materially
-------------------
reduced its purchases from or sales or provision of services to the Company since March 31, 1998 or, to the knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.23(d) of the Disclosure
                                               ---------------------------------
Schedule, to the knowledge of the Company, no such customer or supplier is
--------
threatened with bankruptcy or insolvency.

     2.24  ACCOUNTS RECEIVABLE. Except as set forth in Section 2.24 of the
           --------------------                        -------------------
Disclosure Schedule, the accounts and notes receivable of the Company reflected
-------------------
on the Company Financials, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (a) arose from bona fide
                                                                     ---- ----
sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     2.25  INVENTORY. All inventory of the Company reflected on the balance
           ----------
sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Financial Statements or in Section 2.25 of the Disclosure Schedule, all items included in the inventory of the Company are the property of the Company free and clear of any Lien, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.26  OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES.  Neither the
           --------------------------------------------------
Company nor, to the knowledge of the Company, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Parent, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby.
Section 2.26 of the Disclosure Schedule sets forth the principal terms and
---------------------------------------
conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.27  BANKS AND BROKERAGE ACCOUNTS.  Section 2.27 of the Disclosure
           -----------------------------  ------------------------------
Schedule sets forth (a) a true and complete list of the names and locations of
--------
all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.28  WARRANTY OBLIGATIONS.  Section 2.28 of the Disclosure Schedule sets
           ---------------------  ---------------------------------------
forth (a) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the
                                              ---------------------
duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (c) the experience of the Company during the past 2 years with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Parent prior to the execution of this Agreement. Except as disclosed in Section 2.28 of the Disclosure Schedule, (i)
                                   ---------------------------------------
there have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) the balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company (x) are and were free from material defects in construction and design and (y) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

     2.29  FOREIGN CORRUPT PRACTICES ACT.  Neither the Company, nor to the
           ------------------------------
knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.30  POOLING OF INTERESTS.  Neither Company nor any of its directors,
           ---------------------
officers or stockholders has taken any action which would reasonably expected to preclude Parent's ability to account for the Merger as a Pooling of Interests.

     2.31  FINANCIAL PROJECTIONS.  The Company has made available to Parent
           ----------------------
certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by it to be reasonable.

     2.32  DISCLOSURE. No representation or warranty contained in this
           -----------
Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

    IN THE EVENT THE MERGER IS CONSUMMATED, THE SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIMS ARISING OUT OF OR RELATING TO A BREACH OF ONE OR MORE OF THNE REPRESESNTATIONS OR WARRANTIES SET FORTH IN THIS ARTICLE 2 SHALL BE DAMAGES, SUBJECT TO THE LIMITATIONS AND PROCEDURES SET FORTH IN ARTICLE 7 BELOW.

                                   ARTICLE 3


            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrants to the Company as follows:

     3.1  ORGANIZATION AND QUALIFICATION.  Each of Parent and Merger Sub is a
          -------------------------------
corporation duly organized, validly existing and in good standing under the Laws of the State of California, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Parent and Merger Sub are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be exepected to have a material adverse effect on the Business or Condition of Parent.

     3.2  AUTHORITY RELATIVE TO THIS AGREEMENT.  Each of Parent and Merger Sub
          -------------------------------------
has full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the Board of Directors of each of Parent and Merger Sub, and no other action on the part of the Board of Directors of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3  ISSUANCE OF PARENT COMMON STOCK. The shares of Parent Common Stock to
          -------------------------------
be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the stockholders of the Company in the Stockholder Certificates.

     3.4  SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS.  Parent has furnished or
          -------------------------------------------
made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since December 31, 1996, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Parent and all SEC Documents filed after the date hereof but before the Closing complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial
                                                       ----------------
Statements") comply as to form in all material respects with the published rules
-----------
and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Except as reflected or reserved against in the Parent Financial Statements, Parent has no material Liabilities or other obligations, except for Liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with GAAP.

     3.5  NO CONFLICTS.  The execution and delivery by Parent and Merger Sub of
          -------------
this Agreement does not, and the performance by the Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby do not and will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of Parent or Merger Sub;

          (b) conflict with or result in a violation or breach of any Law or Order applicable to Parent or Merger Sub or their respective Assets or Properties;

          (c) except as would not have a material adverse effect on the Business or Condition of Parent or Merger Sub, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon the Parent or Merger Sub or any of their respective Assets or Properties under, any Contract or License to which the Parent or Merger Sub is a party or by which any of their Assets and Properties are bound.

     3.6  ABSENCE OF CHANGES.  Since SEC Report Date, there has not been any
          -------------------
material adverse change, or any event or development which, individually or together with other such events, could reasonably be expect to result in a material adverse change in the Business or Condition of Parent.

     3.7  POOLING OF INTERESTS.  Neither the Parent nor any of its directors,
          ---------------------
officers or shareholders has taken any action which would reasonably be expected to preclude Parent's ability to account for the Merger as a Pooling of Interests.

     3.8  INFORMATION TO BE SUPPLIED BY PARENT.  The written information that
          -------------------------------------
Parent will supply to the Company expressly for inclusion by the Company in the information or proxy statement the Company will send to its stockholders, in connection with the Company's solicitation of written consents or proxies for a stockholders meeting to be held to vote upon the Merger and the transactions contemplated by this Agreement, will not contain any untrue statement of material fact or omit any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     3.9  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES.  As of the date hereof
          --------------------------------------------
and the Effective Time, except for obligations or Liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     3.10  ENVIRONMENTAL MATTERS.  Except as set forth in the SEC Documents,
           ---------------------
Parent is in material compliance with all applicable Environmental Laws, except where such noncompliance could not reasonably be expected to have a material adverse effect on the Business or Condition of Parent.

     3.11  INTELLECTUAL PROPERTY.  To the knowledge of Parent, Parent, directly
           ---------------------
or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property that is material to the business of Parent as currently conducted. To the knowledge of Parent, Parent has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, which interference, infringement, misappropriation or conflict could reasonably be expected to have a material adverse effect on the Business or Condition of Parent.

     3.12  INVESTMENT ADVISORS.  No broker, investment banker, financial advisor
           -------------------
or other Person, other than BancAmerica Robertson Stephens, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent.

                                   ARTICLE 4


                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  CONDUCT OF BUSINESS OF THE COMPANY.
          ----------------------------------

          (a) Company Conduct.  During the period from the date of this
              ---------------
Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (unless Parent shall give its prior consent in writing which consent will not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement or as set forth in the Disclosure Schedule, the Company shall not, without the prior written consent of Parent, which consent will not be unreasonably withheld:

          (i) Enter into any Contract, commitment or transaction or incur any Liabilities outside of the ordinary course of business consistent with past practice.

          (ii) Transfer (by way of a License or otherwise) to any Person rights to any Company Intellectual Property other than the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

          (iii) Enter into or amend any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Company's Contracts, Licenses or agreements disclosed in the Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice;

          (iv) Materially amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

           (v)   Commence any Action or Proceeding;

          (vi) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock of the Company or Equity Equivalents, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or Options exercisable, convertible or exchangeable therefor);

          (vii) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options and Company Warrants listed in Section 2.3 of the Disclosure Schedule, or the issuance of
                   --------------------------------------
options available for grant under the Company's existing stock option plan to employees who are not officers of the Company, issue, grant, deliver, sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company

Capital Stock, Equity Equivalents or Options to purchase any other securities of the Company;

             (viii) Cause or permit any amendments to its certificate of incorporation or by-laws;

               (ix) Enter into any Contract in connection with any transaction involving a Business Combination;

                (x) Sell, lease, license or otherwise dispose (or agree to do so) of any of its Assets and Properties, except in the ordinary course of business consistent with past practice;

               (xi) Incur any Indebtedness or guarantee any such Indebtedness in an aggregate amount exceeding $15,000, other than pursuant to the Secured Promissory Note, dated June 3, 1998 in favor of Parent, or issue or sell any debt securities of the Company or guarantee any debt securities of others;

              (xii) Grant any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written agreements outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

             (xiii) Adopt or amend any Plan or Contract respecting employment, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries or wage rates of its directors, officers, employees or consultants;

              (xiv) Revalue any of its Assets and Properties, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

               (xv) Take any action, including the acceleration of vesting of any Company Options or Company Warrants, or other rights to acquire shares of capital stock of the Company which would be reasonably likely to interfere with Parent's ability to account for the Merger as a Pooling of Interests or any other action that could jeopardize the tax-free reorganization hereunder, except in accordance with any Contract or other agreement set forth on the Disclosure Schedule;

              (xvi) Pay, discharge or satisfy, in an amount in excess of $15,000, in any one case, or $30,000 in the aggregate, any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements;

             (xvii) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

            (xviii) Enter into any strategic alliance, joint development or joint marketing Contract other than joint marketing efforts with its customers;

              (xix) Fail to pay or otherwise satisfy its Liabilities consistent with the Company's past practices, except such as are being contested in good faith;

               (xx) Waive or commit to waive any rights with a value in excess of $15,000, in any one case, or $30,000, in the aggregate;

              (xxi) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business consistent with past practice;

             (xxii) Alter, or enter into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

            (xxiii) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through (xxii) above, or any other action that would prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder.

     4.2  NO SOLICITATION.  Until the earlier of the Effective Time and the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, stockholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates to) directly or indirectly, take any of the following actions with any Person other than Parent and its designees:
(a) solicit, initiate, entertain, review, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Parent. The Company shall immediately cease and cause to be terminated any such Contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify Parent thereof. Each of the Company and Parent acknowledge that this Section 4.2 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the merger consideration to be paid to the stockholders of the Company or (ii) a failure to induce Parent to enter into this Agreement.

                                   ARTICLE 5


                             ADDITIONAL AGREEMENTS

     5.1  SALE OF SHARES.  The parties hereto acknowledge and agree that the
          ---------------
shares of Parent Common Stock to be issued pursuant to Section 1.6 will not be registered under the Securities Act and therefore shall constitute "restricted securities" within the meaning of the Securities Act. The certificates representing the shares of Parent Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares. It is acknowledged and understood that Parent is relying upon the representations made by each stockholder of the Company in the Stockholder Certificate in connection with the issuance of Parent Common Stock to such stockholders.

     5.2  STOCKHOLDER APPROVAL.  The Company shall promptly submit this
          --------------------
Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law (and, if applicable, the California Code), its certificate of incorporation and by-laws and such other documents (including but not limited to the Stockholder Certificate) in order to satisfy the requirements of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in connection with the issuance and sale of Parent Common Stock in the Merger. The Company shall use its best efforts to obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and the transactions contemplated hereby and to enable the Closing to occur as promptly as practicable. The materials submitted to the stockholders of the Company shall have been subject to prior review and comment by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement and the transactions contemplated thereby.

     5.3  ACCESS TO INFORMATION.  Each party shall afford the other and its
          ----------------------
accountants, counsel, investment advisors and other representatives, reasonable access during normal business hours during the period prior to the earlier of the termination of this Agreement pursuant to its terms and the Effective Time to (a) all of its Books and Records, and (b) all other information concerning the business, Assets and Properties and personnel (subject to restrictions imposed by applicable Law) of it as the others may reasonably request, subject, in the case of Parent, to such reasonable limits on access to its technical and other nonpublic information as counsel to Parent may reasonably advise are necessary to comply with applicable Law. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  CONFIDENTIALITY.  Each of the parties hereto hereby agrees to keep the
          ----------------
terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 5.3, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided,
                                                                    --------
however, that the foregoing shall not apply to information or knowledge which
-------
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental or Regulatory Authority with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) which is disclosed in the course of any Action or Proceeding between any of the parties hereto.

     5.5  EXPENSES.  Whether or not the Merger is consummated, all fees and
          ---------
expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation
  ---------------------
and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Merger is
                                         --------  ----
consummated, Parent agrees to pay the Estimated Third Party Expenses (as set forth on Section 2.26 of the Disclosure Schedule) incurred by the Company and
         ---------------------------------------
the Company agrees that Parent will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of Estimated Third Party Expenses, whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

     5.6  PUBLIC DISCLOSURE.  Unless otherwise required by Law (including
          ------------------
federal and state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.7  CONSENTS.  The Company shall use commercially reasonable efforts to
          ---------
obtain the consents, waivers and approvals under any of the Contracts or other agreements as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Parent shall provide the Company with such assistance and information as is reasonably required to obtain such consents.

     5.8  FIRPTA COMPLIANCE.  On or prior to the Closing Date, the Company shall
          ------------------
deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.9  NOTIFICATION OF CERTAIN MATTERS.  The Company shall give prompt notice
          --------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
           --------  -------
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10  POOLING OF INTERESTS ACCOUNTING.  The Company, Parent and Merger Sub
           --------------------------------
shall each use their commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a Pooling of Interests. The Company and Parent shall each use their commercially reasonable efforts to cause their respective employees, directors, shareholders, Affiliates and Associates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a Pooling of Interests.

     5.11  COMPANY AFFILIATE AGREEMENTS.  Schedule 5.11 sets forth those persons
           -----------------------------
who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Company Affiliates"). The Company shall provide Parent such information
      -------------------
and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent prior to the Closing from each of the Company Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B ("Company Affiliate Agreement").
          ---------   ---------------------------

     5.12  PARENT AFFILIATE AGREEMENTS.   Schedule 5.12 sets forth those persons
           ---------------------------
who, in Parent's reasonable judgment, are or may be "affiliates" of Parent within the meaning of the SEC's Accounting Releases Nos. 130 and 135 (the "Parent Affiliates"). Parent shall use its best efforts to deliver or cause to
------------------
be delivered to Parent prior to the Closing from each of the Parent Affiliates, an executed Parent Affiliate Agreement in the form attached hereto as Exhibit C ("Parent Affiliate Agreement").
  --------------------------

     5.13  ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.  Each party hereto, at
           --------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.14  INDEMNIFICATION.  Parent, Merger Sub, the Company and the Surviving
           ---------------
Corporation agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in its Certificate of Incorporation or Bylaws or indemnification agreements shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Certificate of Incorporation or Bylaws or indemnification agreements of the Surviving Corporation or otherwise shall be made by independent counsel selected by the Surviving Corporation reasonably satisfactory to the Company Indemnified Party (whose fees and expenses shall be paid by the Surviving Corporation).

     5.15  FORM S-8.  Parent shall file a registration statement on Form S-8 for
           ---------
the shares of Parent Common Stock issuable with respect to assumed Company Options promptly after the Effective Time to the extent the shares of Parent Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

     5.16  NNM LISTING OF ADDITIONAL SHARES APPLICATION.  Parent shall cause to
           ---------------------------------------------
be authorized for listing on the NNM the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.17  COMPANY'S AUDITORS.  The Company will use commercially reasonable
           ------------------
efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past 3 complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

                                   ARTICLE 6


                            CONDITIONS TO THE MERGER

     6.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.  The
          -------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Governmental and Regulatory Approvals.  Approvals from any
              -------------------------------------
Governmental or Regulatory Authority (if any) deemed appropriate or necessary by any party to this Agreement shall have been timely obtained.

          (b) No Injunctions or Regulatory Restraints; Illegality.  No temporary
              ---------------------------------------------------
restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement.

          (c) Tax Opinions.  Parent and the Company shall each have received
              ------------
written opinions from their counsel, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (d) Opinion of Accountants.  Each of Parent and the Company shall have
              ----------------------
received letters from Arthur Andersen and Deloitte & Touche, respectively, as to whether Parent and Company individually qualify as entities that may be a party to a business combination for which the pooling-of-interests method of accounting would be available.

          (e) Affiliate Agreements.  Each Company Affiliate and Parent Affiliate
              --------------------
shall have executed and delivered to Company and Parent a Company Affiliate Agreement and Parent Affiliate Agreement, respectively, and such agreements shall be in full force and effect.

     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The obligations
          ----------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this

Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b) Performance. Parent and Merger Sub shall have performed and
              -----------
complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Parent or Merger Sub at or before the Closing.

          (c) Officers' Certificates.  Parent and Merger Sub shall have
              ----------------------
delivered to the Company certificates, dated the Closing Date and executed by their respective President and Chief Executive Officers, substantially in the forms set forth in Exhibit D-1 hereto, and certificates, dated the Closing Date
                   ------------
and executed by the Secretary of Parent and Merger Sub, substantially in the forms set forth in Exhibit D-2 hereto.
                   -----------

          (d) Legal Opinion.  The Company shall have received a legal opinion
              -------------
from Graham & James LLP, counsel to Parent, in substantially the form attached hereto as Exhibit E.
          ---------

          (e) Registration Rights Agreement. Parent shall have delivered to the
              -----------------------------
Company a duly executed Registration Rights Agreement in the form attached hereto as Exhibit F, which Registration Rights Agreement shall be in full force
          ---------
and effect.

          (f) Material Adverse Change. There shall have occurred no material
              -----------------------
adverse change in the Business or Condition of Parent since the date hereof.
For purposes of this condition, a decline in the trading price of Parent Common Stock, whether occurring at any time or from time to time, as reported on the NNM or any other automated quotation system or exchange shall not constitute a material adverse change in the Business or Condition of Parent; provided,
                                                                --------
however, that if the decline in the trading price of Parent Common Stock is such
-------
that the Average Price is less than or equal to $18.45, such decline in trading price of Parent Common Stock shall be deemed a material adverse change; provided
                                                                        --------
further, however, if the Closing does not occur on or before July 2, 1998,  as a
-------  -------
result of the Company's failure to meet the conditions to Closing set forth herein that are required to be met by the Company or its representatives and agents, then if the Average Price is less than or equal to $18.45 it shall not constitute a material adverse change in the Business or Condition of Parent.

          (g) NNM Listing.  The shares of Parent Common Stock issuable to
              -----------
stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

          (h) Tax Representation Letter.  Parent shall have executed and
              -------------------------
delivered to the Company a Tax Representation Letter in substantially the form attached as Exhibit G.
            ---------

     6.3  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.
          ------------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, however, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

          (b) Performance. The Company shall have performed and complied with in
              -----------
all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

          (c) Officers' Certificates.  The Company shall have delivered to
              ----------------------
Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit H-1 hereto, and a certificate, dated the Closing Date and executed by
-----------
the Secretary of the Company, substantially in the form set forth in Exhibit H-2
                                                                     -----------
hereto.

          (d) Third Party Consents.  Parent shall have been furnished with
              --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.6 of the Disclosure Schedule (except
                                --------------------------------------
for such consents, approvals and waivers which could not reasonably be expected to have a material adverse effect on the Surviving Corporation).

          (e) Legal Opinion.  Parent shall have received a legal opinion from
              -------------
Pillsbury Madison & Sutro LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit I.
                            ---------

          (f) Non-Competition Agreements.  Each of the persons listed on
              --------------------------
Schedule 6.3(f) shall have executed and delivered to Parent a Non-Competition Agreement in substantially the form attached as Exhibit J, and all of the Non-
                                                ---------
Competition Agreements shall be in full force and effect.

          (g) Stockholder Certificates.  Each of the stockholders of the Company
              ------------------------
shall have delivered executed copies of the Stockholder Certificate in substantially the form attached as Exhibit K (the "Stockholder Certificates").
                                   ---------       ------------------------

          (h) Tax Representation Letter.  The Company shall have executed and
              -------------------------
delivered to Parent a Tax Representation Letter in substantially the form attached as Exhibit L.
            ---------

          (i) Voting Agreements.  Each of the stockholders of the Company listed
              -----------------
in Schedule 6.3(i) shall have delivered to Parent an executed Voting Agreement in substantially the form attached as Exhibit M, and all of such Voting
                                      ---------
Agreements shall be in full force and effect.

          (j) Conversion of Company Indebtedness.  All outstanding Indebtedness
              ----------------------------------
of the Company that is convertible or exchangeable into shares Company Capital Stock shall have been converted or exchanged into shares of Company Capital Stock immediately prior to the Effective Time.

          (k) Limitation on Dissent.  Holders of no more than 7.5% of the
              ---------------------
outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (l) No Adverse Change.  There shall have occurred no material adverse
              -----------------
change in the Business or Condition of the Company since the date hereof.

                                   ARTICLE 7


            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                         AGREEMENTS; ESCROW PROVISIONS

     7.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.
          ------------------------------------------------------------------
Notwithstanding any right of Parent, Merger Sub or the Company (whether or not exercised) to investigate the affairs of Parent, Merger Sub or the Company (whether pursuant to Section 5.3 or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in Article 6, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. All of the representations, warranties, covenants and agreements of the Company, Parent and

Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the date on which Parent publishes the combined audited financial statements of the Company and Parent for the fiscal year which includes the Closing Date (the earlier to occur of (i) and (ii) is referred to herein as the "Expiration Date").
                                       ---------------

     7.2  ESCROW PROVISIONS.
          ------------------

          (a) Establishment of the Escrow Fund.  As soon as practicable after
              --------------------------------
the Effective Time, the Initial Escrow Amount, without any act of any stockholder, will be deposited with the Escrow Agent (plus a proportionate share of any additional shares of Parent Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Parent following the Effective Time), such deposit to constitute the Initial Escrow Amount portion of the Escrow Fund to be governed by the terms set forth herein and at Parent's sole cost and expense. The portion of the Initial Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled under Section 1.6. Upon the exercise of Company Options or Company Warrants during the Escrow Period, ten percent (10%) of the shares of Parent Common Stock issuable upon exercise of the Company Options ("Additional
                                                                    ----------
Escrow Amount") shall be added and deposited to the Escrow Fund.
-------------

          (b) Recourse to the Escrow Fund.  The Escrow Fund shall be available
              ---------------------------
to compensate Parent and Merger Sub, and their respective officers, directors, employees, agents, Affiliates and Associates for any and all Losses (whether or not involving a Third Party Claim), incurred or sustained by Parent or Merger Sub, their respective officers, directors, employees, agents, Affiliates or Associates, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement. Parent, Merger Sub and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration to be paid to the stockholders of the Company. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, agreement or covenant contained herein.

          (c) Escrow Period; Distribution of Escrow Fund upon Termination of
              --------------------------------------------------------------
Escrow Period.  Subject to the following requirements, the Escrow Fund shall be
-------------
in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Standard Time, on the Expiration Date (the period of time from the Effective Time through and including the Expiration Date is referred to herein as the "Escrow Period"); and all shares of Parent Common Stock remaining
               --------------
in the Escrow Fund shall be distributed as set forth in the last sentence of this Section 7.2(c); provided, however, that the Escrow Period
                     --------  -------
shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Parent, subject to the objection of the Stockholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 7.2(g) hereof, to satisfy any unsatisfied claims under this Section 7.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of shares of Parent Common Stock remaining in the Escrow Fund to the stockholders of the Company pursuant to this Section 7.2(c) shall be made ratably in proportion to their respective contributions to the Escrow Fund and Parent shall use all its commercially reasonable efforts to have such shares delivered within 5 Business Days.

          (d)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (ii) Any shares of Parent Common Stock or other Equity Equivalents securities issued or distributed by Parent ("New Shares") in respect
                                                         ----------
of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders of the Parent Common Stock on the record date set for any such dividend.

             (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (e)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or
            ----------------------
properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach of any representation, warranty, covenant or agreement of the Company contained herein or in any instrument delivered pursuant to this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

              (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(e)(i), the shares of Parent Common Stock shall be valued at the Average Price.

          (f) Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Agent and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Agent to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Stockholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such 30 day period.

          (g) Resolution of Conflicts; Arbitration.
              ------------------------------------

               (i) In case the Stockholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by 3 arbitrators, 1 selected by Parent and 1 selected by the Stockholder Agent, and the 2 arbitrators selected by Parent and Stockholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the 3 arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

            (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of San Francisco, California under the commercial rules of arbitration then in effect of the American Arbitration Association.
For purposes of this Section 7.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Stockholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs incurred by the other party to the arbitration.

          (h) Stockholder Agent of the Stockholders; Power of Attorney.
              --------------------------------------------------------

              (i) In the event that the Merger is approved by the stockholders of the Company, effective upon such vote, and without further act of any stockholder, Diosdado Banatao shall be appointed as agent and attorney-in-fact (the "Stockholder Agent") for each stockholder of the Company (except such
      ------------------
stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Stockholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than 30 days prior written notice to Parent; provided
                                                                        -------
that the Stockholder Agent may not be removed unless holders of a two-thirds
----
interest in the Escrow Fund agree to such removal and to the identity of the substituted stockholder agent. Any vacancy in the position of Stockholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Agent, and the Stockholder Agent shall not receive compensation for his services. Notices or communications to or from the Stockholder Agent shall constitute notice to or from each of the stockholders of the Company.

             (ii) The Stockholder Agent shall not be liable for any act done or omitted hereunder as Stockholder Agent while acting in good faith and in the exercise of reasonable judgment.

          (i) Actions of the Stockholder Agent.  A decision, act,
              --------------------------------
consent or instruction of the Stockholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Agent as being the decision, act, consent or instruction of every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Agent.

          (j) Third-Party Claims.  In the event Parent becomes aware of a third-
              ------------------
party claim (a "Third Party Claim") which Parent reasonably expects may result
                ------------------
in a demand against the Escrow Fund, Parent shall notify the Stockholder Agent of such claim, and the Stockholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Parent settles any
                              --------  -------
Third Party Claim without the Stockholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Parent may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement. In the event that the Stockholder Agent has consented to any such settlement, the Stockholder Agent shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Parent against the Escrow Fund with respect to the amount of Losses incurred by Parent in such settlement.

          (k)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

         (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

           (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all Losses incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

         (viii) The Escrow Agent may resign at any time upon giving at least 30 days written notice to the parties; provided, however, that no such
                                       --------  -------
resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

        (l) Fees.  All fees of the Escrow Agent for performance of its duties
            ----
hereunder shall be paid by Parent in accordance with the fee schedule attached as Exhibit N. In the event that the conditions of this Agreement are not
   ---------
promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Parent agrees to pay these sums upon demand.

                                   ARTICLE 8


                       TERMINATION, AMENDMENT AND WAIVER

     8.1  TERMINATION.  Except as provided in Section 8.2 below, this Agreement
          ------------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual agreement of the Company, Parent and Merger Sub;

          (b) by Parent, Merger Sub or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific Standard Time) on July 15, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal;

          (c) by Parent and Merger Sub if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's or the Merger Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Merger Sub to dispose of or hold separate all or a portion of the Assets and Properties of the Company as a result of the Merger;

          (d) by Parent if neither it nor Merger Sub are in material breach of their obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured and is not using its reasonable efforts to cure such breach after notice of such breach to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) Parent has not cured and is not using its reasonable efforts to cure such breach after notice of such breach to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

     8.2  EFFECT OF TERMINATION.  In the event of a valid termination of this
          ----------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or shareholders or Affiliates or Associates, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, 9.6, 9.9, 9.10 and 9.11 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  AMENDMENT.  Except as is otherwise required by applicable law after
          ----------
the stockholders of the Company approve the Merger and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  EXTENSION; WAIVER.  At any time prior to the Effective Time, Parent,
          ------------------
Merger Sub and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 9


                            MISCELLANEOUS PROVISIONS

     9.1  NOTICES.  All notices, requests and other communications hereunder
          --------
must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

          If to Parent to:

          Level One Communications, Incorporated
          9750 Goethe Road
          Sacramento, CA 95827
          Facsimile No.: (916) 854-1102
          Attn:   President and Chief Executive Officer
          with a copy to:

          Graham & James LLP
          400 Capitol Mall, 24th Floor
          Sacramento, CA 95814-4411
          Facsimile No.:  (916) 441-6700
          Attn:    Gilles S. Attia, Esq.

          If to the Company to:

          Acclaim Communications, Inc.
          211 River Oaks Parkway
          Facsimile No.: (408) 933-3300
          Attn: President and Chief Executive Officer

          with a copy to:

          Pillsbury Madison & Sutro LLP
          2550 Hanover St.
          Palo Alto, CA 94304
          Facsimile No.: (650) 233-4545
          Attn: Jorge del Calvo, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2  ENTIRE AGREEMENT.  This Agreement supersedes all prior discussions and
          -----------------
agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     9.3  FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time
          ---------------------------------------------
to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby.

     9.4  WAIVER.  Any term or condition of this Agreement may be waived at any
          -------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.5  THIRD PARTY BENEFICIARIES.  The terms and provisions of this Agreement
          --------------------------
are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 5.14 and Article 7.

     9.6  NO ASSIGNMENT; BINDING EFFECT.  Neither this Agreement nor any right,
          -----------------------------
interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.7  HEADINGS.  The headings used in this Agreement have been inserted for
          ---------
convenience of reference only and do not define or limit the provisions hereof.

     9.8  INVALID PROVISIONS.  If any provision of this Agreement is held to be
          -------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.9  GOVERNING LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     9.10  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH OF THE PARENT
           -----------------------------------------------
AND COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND PARENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARENT AND COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     9.11  CONSTRUCTION.  The parties hereto agree that this Agreement is the
           -------------
product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra
                                                               ------
preferentum.  The table of contents and headings contained in this Agreement are
-----------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.12  COUNTERPARTS.  This Agreement may be executed in any number of
           -------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.13  SPECIFIC PERFORMANCE.  The parties hereto agree that irreparable
           ---------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                                  ARTICLE 10


                                  DEFINITIONS

     10.1  DEFINITIONS. (a)  As used in this Agreement, the following defined
           ------------
terms shall have the meanings indicated below:

          "Actions or Proceedings" means any action, suit, proceeding,
           ----------------------
arbitration or Governmental or Regulatory Authority investigation or audit.

          "Additional Escrow Amount" has the meaning ascribed to it in Section
           ------------------------
7.2(a).

          "Affiliate" means, as applied to any Person, (a) any other Person
           ---------
directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

          "Aggregate Common Number" means the aggregate number of shares of
           -----------------------
Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon conversion of all shares of Company Preferred Stock and upon exercise, conversion or exchange of all unvested and vested Company Options and Company Warrants which are not exercised, converted, exchanged or expired as of the Effective Time).

          "Aggregate Liquidation Preference" means the sum of (i) the number of
           --------------------------------
shares of the Company's Series A Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series A Preferred Stock, if any, subject to unexpired and unexercised Company Options and Company Warrants) as of the Effective Time multiplied by $0.40, (ii) the number of shares of the Company's Series B Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series B Preferred Stock, if any, subject to unexpired and unexercised Company Options and Company Warrants) as of the Effective Time multiplied by $5.00, and (iii) the number of shares of the Company's Series C Preferred Stock outstanding (which for this purpose shall be deemed to include any shares of the Company's Series C Preferred Stock, if any, subject to unexpired and unexercised Company Options and Company Warrants) as of the Effective Time multiplied by $3.00.

          "Aggregate Share Number" means 5,000,000 shares of Parent Common Stock
           ----------------------
(as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Effective Time).

          "Agreement" means this Agreement and Plan of Reorganization, the
           ---------
Exhibits and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

          "Assets and Properties" of any Person means all assets and properties
           ---------------------
of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or
           ---------
other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Audited Financial Statement Date" means December 31, 1996.
           --------------------------------

          "Audited Financial Statements" means the audited consolidated balance
           ----------------------------
sheets of the Company for the year ended December 31, 1996, for the period from August 16, 1995 (Inception) to December 31, 1995, and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, in each case, including the notes thereto.

          "Average Price" means the average closing sales price of Parent Common
           -------------
Stock as traded on the NNM and reported by the Wall Street Journal, for the 10
                                               -------------------
consecutive market trading days commencing on the twelfth market trading day prior to the Closing Date and ending on (inclusive) the third market trading day prior to the Closing Date.

          "Benefit Plan" means any Plan maintained, established or to which
           ------------
contributions have at any time been made, by the Company or any predecessor or Affiliate of the Company existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Books and Records" means all files, documents, instruments, papers,
           -----------------
books and records relating to the Business or Condition of the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, any (i) any
           --------------------
merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on
           ------------
which banks located in the State of California are authorized or obligated to close.

          "Business or Condition of Parent" means the business, condition
           -------------------------------
(financial or otherwise), results of operations, and Assets and Properties of the Parent and each of its Subsidiaries, individually or in the aggregate.

          "Business or Condition of the Company" means the business, condition
           ------------------------------------
(financial or otherwise), results of operations, and Assets and Properties of the Company.

          "California Code" means the California Corporations Code and all
           ---------------
amendments and additions thereto.

          "Certificates" has the meaning ascribed to them in Section 1.8(b).
           ------------

          "Certificate of Merger" has the meaning ascribed to it in Section 1.2.
           ---------------------

          "Closing" means the closing of the transactions contemplated by
           -------
Section 1.2.

          "Closing Date" has the meaning ascribed to it in Section 1.2.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
rules and regulations promulgated thereunder.

          "Common Stock Exchange Ratio" means the quotient obtained by dividing
           ---------------------------
(x) the Aggregate Share Number minus the Liquidation Share Number by (y) the Aggregate Common Number.

          "Company" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Company Affiliates" has the meaning ascribed to it in Section 5.11.
           ------------------

          "Company Affiliate Agreement" has the meaning ascribed to it in
           ---------------------------
Section 5.11.

          "Company Capital Stock" means the Company Common Stock and Company
           ---------------------
Preferred Stock.

          "Company Common Stock" has the meaning ascribed to it in Section 2.3.
           --------------------

          "Company Financials" means the Audited Financial Statements, Unaudited
           ------------------
Financial Statements and the Interim Financial Statements.

          "Company Indemnified Party" has the meaning ascribed to it in Section
           -------------------------
5.14.

          "Company Intellectual Property" shall mean any Intellectual Property
           -----------------------------
that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company.

          "Company Option(s)" means any Option to purchase Company Capital
           -----------------
Stock, excluding the Company Warrants.

          "Company Preferred Stock" has the meaning ascribed to it in Section
           -----------------------
2.3.

          "Company Registered Intellectual Property" means all Registered
           ----------------------------------------
Intellectual Property owned by, or filed in the name of, the Company.

          "Company Warrants" means all of the warrants to purchase Company
           ----------------
Capital Stock listed on Section 2.3 of the Disclosure Schedule.
                        --------------------------------------

          "Contract" means any legally binding agreement, lease, evidence of
           --------
Indebtedness, mortgage, indenture, security agreement or other contract or business arrangement (whether written or oral).

          "Defined Benefit Plan" means each Plan which is subject to Part 3 of
           --------------------
Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

          "Delaware Law" means the Delaware General Corporation Law and all
           ------------
amendments and additions thereto.

          "Disclosure Schedule" means the schedules delivered to Parent and
           -------------------
Merger Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection within the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

          "Dissenting Shares" has the meaning ascribed to it in Section 1.7(a).
           -----------------

          "Effective Time" has the meaning ascribed to it in Section 1.2.
           --------------

          "Environment" means all air, surface water, groundwater, or land,
           -----------
including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

          "Environmental Claim" means any and all administrative or judicial
           -------------------
proceedings, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

          "Environmental Clean-up Site" means any location which is listed or
           ---------------------------
proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release, threatened or suspected Release of a Hazardous Material.

          "Environmental Law"  means  all federal, state, local and foreign
           -----------------
environmental, health and safety Laws, and ordinances and all rules and regulations promulgated thereunder, civil or criminal Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the Environment.

          "Environmental Permit" means any federal, state, local, provincial, or
           --------------------
foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

          "Equity Equivalents" means securities (including Options to purchase
           ------------------
any shares of Company Capital Stock) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock or other securities at the election of the holder thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder.

          "Escrow Agent" means U.S. Bank Trust National Association (or other
           ------------
institution acceptable to Parent and the Stockholder Agent).

          "Escrow Fund" means the sum of (i) the Initial Escrow Amount and (ii)
           -----------
Additional Escrow Amount (as such amount may be increased from time to time during the Escrow Period upon exercise of Company Options and Company Warrants assumed by Parent as provided in Section 7.2(a)).

          "Escrow Period" has the meaning ascribed to it in Section 7.2(c).
           -------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the SEC thereunder.

          "Exchange Agent" means Bank Boston, N.A., c/o Boston EquiServe, L.P.
           --------------

          "Exchange Ratios" means the Series A Exchange Ratio, the Series B
           ---------------
Exchange Ratio, the Series C Exchange Ratio and the Common Stock Exchange Ratio.

          "Expiration Date" has the meaning ascribed to it in Section 7.2(a).
           ---------------

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied.

          "Governmental or Regulatory Authority" means any court, tribunal,
           ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Material" means (a) any petroleum or petroleum products,
           ------------------
radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any Governmental or Regulatory Authority.

          "Indebtedness" of any Person means all obligations of such Person (a)
           ------------
for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Initial Escrow Amount" means the number of shares of Parent Common
           ---------------------
Stock obtained by multiplying (x) the aggregate number of shares of Parent Common Stock issuable by Parent at the Effective Time to holders of Company Capital Stock in accordance with Section1.6(a) by (y) 0.10.

          "Intellectual Property" means all trademarks and trademark rights,
           ---------------------
trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

          "Investment Assets" means all debentures, notes and other evidences of
           -----------------
Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

          "Interim Financial Statements" means the unaudited balance sheet of
           ----------------------------
the Company for the three month period ended March 31, 1998, and the related unaudited statement of operations and statement of cash flows for such period.

          "IRS" means the United States Internal Revenue Service.
           ---

          "Law" or "Laws" means all laws, statutes, rules, regulations,
           ---      ----
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Leased Real Property(ies)" has the meaning ascribed to it in Section
           -------------------------
2.15(a).

          "Liabilities" means all Indebtedness, obligations and other
           -----------
liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due as determined in accordance with GAAP.

          "License" means any Contract that grants a Person the right to use or
           -------
otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, assessment, security interest,
           -----
lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Liquidation Share Number" means the quotient obtained by dividing (i)
           ------------------------
Aggregate Liquidation Preference by (ii) the Average Price.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties,
           --------
deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

          "Merger" has the meaning ascribed to it in the recitals to this
           ------
Agreement.

          "Merger Sub" has the meaning ascribed to it in the forepart of this
           ----------
Agreement

          "NASD" means the National Association of Securities Dealers, Inc.
           ----

          "New Shares" has the meaning ascribed to it in Section 7.2(d)(ii).
           ----------

          "NNM" means the means the distinct tier of The Nasdaq Stock Market
           ----
referred to as the Nasdaq National Market.

          "Officer's Certificate" has the meaning ascribed to it in Section
           ---------------------
7.2(e)(i).

          "Option" with respect to any Person means any security, right,
           ------
subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order
           -----
of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Parent" has the meaning ascribed to it in the forepart of this
           -------
Agreement.

          "Parent Affiliate" has the meaning ascribed to it in Section 5.12.
           ----------------

          "Parent Affiliate Agreement" has the meaning ascribed to it in Section
           --------------------------
5.12.

          "Parent Common Stock" has the meaning ascribed to it in the recitals
           -------------------
to this Agreement.

          "Parent Financial Statements" has the meaning ascribed to it in the
           ---------------------------
forepart in Section 3.4.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
under ERISA.

          "Person" means any natural person, corporation, general partnership,
           ------
limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" means any bonus, incentive compensation, deferred compensation,
           ----
pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Pooling of Interests" shall mean pooling of interests accounting
           --------------------
treatment under Accounting Principles Board Opinion No. 16.

          "PTO" means the United States Patent and Trademark Office.
           ---

          "Registered Intellectual Property" shall mean all United States,
           --------------------------------
international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Release" means any spilling, leaking, pumping, pouring, emitting,
           -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "Relevant Group" has the meaning ascribed to it in Section 2.11(a).
           --------------

          "SEC" means the Securities and Exchange Commission.
           ---

          "SEC Documents" means, with respect to any Person, each report,
           -------------
schedule, form, statement or other document filed or required to be filed with the SEC by such Person.

          "SEC Report Date" means March 29, 1998, the date representing the last
           ---------------
day of the last reporting period for which Parent has filed a periodic report with the SEC under the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Series A Exchange Ratio" means the sum of (i) the quotient obtained
           -----------------------
by dividing (x) the Aggregate Share Number minus the Liquidation Share Number by
(y) the Aggregate Common Number, plus (ii) the quotient obtained by dividing $0.40 by the Average Price.

          "Series B Conversion Shares" means the number of shares of Company
           --------------------------
Common Stock issuable upon conversion of each share of Series B Preferred Stock of the Company.

          "Series B Exchange Ratio" means the sum of (i) the Series B Conversion
           -----------------------
Shares multiplied by the Common Stock Exchange Ratio, plus (ii) the quotient obtained by dividing $5.00 by the Average Price.

          "Series C Exchange Ratio" means the sum of (i) the quotient obtained
           -----------------------
by dividing (x) the Aggregate Share Number minus the Liquidation Share Number by
(y) the

Aggregate Common Number, plus (ii) the quotient obtained by dividing $3.00 by the Average Price.

          "Site" means any of the real properties currently or previously owned,
           ----
leased or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

          "Stockholder Agent" has the meaning ascribed to it in Section
           -----------------
7.2(h)(i).

          "Stockholder Certificates" has the meaning ascribed to it in Section
           ------------------------
6.3(g).

          "Subsidiary" means any Person in which the Company, directly or
           ----------
indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

          "Surviving Corporation" has the meaning ascribed to it in Section 1.1.
           ---------------------

          "Tax" or "Taxes" means all federal, state, local or foreign net or
           ---      -----
gross income, sales, use or other taxes of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Tax Returns" means any returns, reports or statements (including any
           -----------
information returns) required to be filed for purposes of a particular Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body,
           ----------------
department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Claim" has the meaning ascribed to it in Section 7.2(j).
           -----------------

          "Third Party Expenses" has the meaning ascribed to it in Section 5.5.
           --------------------

          "Unaudited Financial Statement Date" means March 31, 1998.
           ----------------------------------

          "Unaudited Financial Statements" means the unaudited balance sheet of
           -------------------------------
the Company for the year ended December 31, 1997, and the related unaudited statements of operations and statement of cash flows for such period, including the notes thereto.

          "Warranty Obligations" has the meaning ascribed to it in Section 2.29.
           ---------------------

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, (v) the phrases

"ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

          (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company, and with respect to
Section 7.2 only, the Stockholder Agent and Escrow Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.


ACCLAIM COMMUNICATIONS, INC.               LEVEL ONE COMMUNICATIONS,
                                           INCORPORATED


By   /s/ Visveswar Akella                  By  /s/ Robert S. Pepper
     --------------------                      --------------------
   Visveswar Akella                          Robert S. Pepper
   President and Chief Executive Officer     President and Chief Executive Officer



AARDVARK ACQUISITION CORP.                   STOCKHOLDER AGENT



By   /s/ Robert S. Pepper                    By  /s/ Diosdado Banatao
     --------------------                        --------------------
   Robert S. Pepper                            Diosdado Banatao
   President and Chief Executive Officer



U.S. BANK TRUST NATIONAL ASSOCATION



By   /s/ Barbara L. Wise
     -------------------
   Barbara L. Wise
   Vice President

                                   EXHIBIT A
                                   ---------



                            CERTIFICATE OF MERGER

                           CERTIFICATE OF MERGER OF

                          AARDVARK ACQUISITION CORP.

                                     INTO

                         ACCLAIM COMMUNICATIONS, INC.



     Pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), Acclaim Communications, Inc., a Delaware corporation, hereby certifies
 ----
as set forth below:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

               Name                      State of Incorporation
               ----                      ----------------------
     Acclaim Communications, Inc.             Delaware
     Aardvark Acquisition Corp.               Delaware

2.  An agreement and plan of reorganization (the "Merger Agreement") has been
                                                  ----------------
approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 228 and 251 of the DGCL.

3. Acclaim Communications, Inc. is the surviving corporation of the merger (the "Surviving Corporation").
 ---------------------

4. Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as set forth in
Exhibit A hereto, and the Bylaws, Officers and Directors of Aardvark Acquisition
------- -
Corp. immediately prior to the merger shall be the Bylaws, Officers and Directors of the Surviving Corporation.

5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 211 River Oaks Parkway, San Jose, California 95827.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The merger shall become effective immediately upon the filing of this certificate with the Secretary of State of Delaware in accordance with Sections 251, 103 and 228 of the DGCL.

     This Certificate of Merger has been executed, acknowledged and attested on July ___, 1998.


                                     ACCLAIM COMMUNICATIONS, INC.



                                     By: _____________________________
                                           Visveswar Akella
                                           President and Chief Executive Officer

ATTEST:

By:  ___________________________
     Diosdado Banatao
     Secretary

                                   EXHIBIT A
                                   ---------



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ACCLAIM COMMUNICATIONS, INC.


                    (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)


     Acclaim Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was originally incorporated on August 16, 1995 under the name Hydra Communications, Inc., pursuant to the General Corporation Law. The corporation changed its name to "Acclaim Communications, Inc." on May 15, 1996.

     SECOND: The Restated Certificate of Incorporation of Acclaim Communications, Inc., in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law by the directors and the stockholders of the corporation.

     THIRD: The Restated Certificate of Incorporation, as so adopted, reads in full as set forth below:

                                 ARTICLE FIRST
                                 -------------

     The name of this Corporation is Acclaim Communications, Inc.



                                 ARTICLE SECOND
                                 --------------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such office is The Corporation Trust Company.

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE FOURTH
                                 --------------

     The Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 100 with a par value of $0.001 per share.

                                 ARTICLE FIFTH
                                 -------------

     The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH
                                 -------------

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                ARTICLE SEVENTH
                                ---------------

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.


                                 ARTICLE EIGHTH
                                 --------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                 ARTICLE NINTH
                                 -------------

     (a) To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Tenth, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE TENTH
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     The Restated Certificate of Incorporation has been executed, acknowledged and attested on July ___, 1998.



                                     ACCLAIM COMMUNICATIONS, INC.


                                     By:_____________________________
                                         Visveswar Akella
                                         President and Chief Executive Officer



     ATTEST:


     By:____________________________
         Diosdado Banatao
         Secretary

                                   EXHIBIT B
                                   ---------



                          COMPANY AFFILIATE AGREEMENT

                          ACCLAIM COMMUNICATIONS, INC.


                              AFFILIATE AGREEMENT

     AFFILIATE AGREEMENT ("Agreement") dated as of ______________, 1998, between
                           ---------
Level One Communications, Incorporated, a California corporation ("Parent"), and
                                                                   ------
the undersigned affiliate of Acclaim Communications, Inc. ("Affiliate"), a
                                                            ---------
Delaware corporation ("Company").
                       -------

                                    RECITALS

     WHEREAS, Parent and Company have entered into an Agreement and Plan of Reorganization ("Reorganization Agreement") pursuant to which the Company will
                 -------------------------
merge with and into a wholly-owned subsidiary of Parent with the Company being the surviving corporation (the "Merger");
                                ------

     WHEREAS, pursuant to the Merger, at the Effective Time, the outstanding shares of Company Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock (the "Shares");
--------

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the year-end financial statements of Parent and Company will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Bulletin No. 16 ("Pooling of Interests");
                             ---------------------

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in the Securities and Exchange Commission's Accounting Series Releases 130 and 135, as amended and supplemented, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company; and

     WHEREAS, Affiliate and Parent desire to enter into this Agreement to help ensure that the Merger will be accounted for as a Pooling of Interests.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

     1.  Acknowledgments by Affiliate.  Affiliate acknowledges and understands
         ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and independent accountants, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are inaccurate when made or hereafter breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors who are qualified to advise him or her with regard to such matters.

     2.  Covenants Related to Pooling of Interests.  During the period beginning
         -----------------------------------------
from the date hereof and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivative securities or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any securities of Parent, or any Shares received by Affiliate in connection with the Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on the certificates representing the Shares issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in Securities and Exchange Commission Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Parent's prior written approval of such sale or disposition.

     3.  Miscellaneous.
         -------------

         (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

         (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

         (e) Counsel to and accountants for the parties to the Reorganization Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

                            [SIGNATURE PAGE FOLLOWS]

     Executed as of the date shown on the first page of this Agreement.


                              LEVEL ONE COMMUNICATIONS, INCORPORATED


                              ____________________________________________
                              Robert S. Pepper, Ph.D
                              President and Chief Executive Officer


                              AFFILIATE


                              By:_________________________________________
                              Name of Affiliate:__________________________
                              Name of Signatory (if different from name of
                              Affiliate):_________________________________
                              Title of Signatory
                              (if applicable):____________________________



                           ***AFFILIATE AGREEMENT***

                               CONSENT OF SPOUSE

     I, _______________________, spouse of Affiliate, have read and approve of the terms and conditions set forth in the foregoing Affiliate Agreement. In consideration of Parent and the Company entering into the Reorganization Agreement which provides for the Merger, I hereby appoint Affiliate as my attorney-in-fact, with full power of substitution, in respect of the exercise of any rights I may have in any of the Shares to be issued to Affiliate in the Merger.

Dated: ___________, 1998

                                        By:_____________________________________

                                        Print Name:_____________________________

                                   EXHIBIT C
                                   ---------



                          PARENT AFFILIATE AGREEMENT

                     LEVEL ONE COMMUNICATIONS, INCORPORATED


                              AFFILIATE AGREEMENT

     AFFILIATE AGREEMENT ("Agreement") dated as of ___________, 1998, between
                           ---------
Level One Communications, Incorporated, a California corporation ("Parent"), and
                                                                   ------
the undersigned affiliate of Parent ("Affiliate").
                                      ---------

                                    RECITALS

     WHEREAS, Parent and Acclaim Communications, Inc., a Delaware corporation

("Acclaim"), have entered into an Agreement and Plan of Reorganization
  -------
("Reorganization Agreement") pursuant to which Acclaim will merge with and into
  ------------------------
a wholly-owned subsidiary of Parent with the Company being the surviving corporation (the "Merger");
                  ------

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the year-end financial statements of Parent and Company will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Bulletin No. 16 ("Pooling of Interests");
                             --------------------

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used in the Securities and Exchange Commission's Accounting Series Releases 130 and 135, as amended and supplemented, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company; and

     WHEREAS, Affiliate and Parent desire to enter into this Agreement to help ensure that the Merger will be accounted for as a Pooling of Interests.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

     1.  Acknowledgments by Affiliate.  Affiliate acknowledges and understands
         ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective affiliates, counsel and independent accountants, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are inaccurate when made or hereafter breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with his or her professional advisors, who are qualified to advise him or her with regard to such matters.

     2.  Covenants Related to Pooling of Interests.  During the period beginning
         -----------------------------------------
from the date hereof and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivative securities or otherwise) intended or having the effect, directly or indirectly, to reduce Affiliate's risk relative to any securities of Parent, or shares of Parent Common Stock held by Affiliate. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares of Parent Common Stock so long as such sale or disposition is in accordance with the "de minimis" test set forth in Securities and Exchange Commission's Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Parent's prior written approval of such sale or disposition.

     3.  Miscellaneous.
         -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Reorganization Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

                            [SIGNATURE PAGE FOLLOWS]

          Executed as of the date shown on the first page of this Agreement.



                              LEVEL ONE COMMUNICATIONS, INCORPORATED


                              ---------------------------------------------
                              Robert S. Pepper, Ph.D.
                              President and Chief Executive Officer



                              AFFILIATE


                              ---------------------------------------------
                              Name:  Kenneth A. Pickar
                              Title:  Director



                            **AFFILIATE AGREEMENT**

                               CONSENT OF SPOUSE

     I, _______________________, spouse of Affiliate, have read and approve of the terms and conditions set forth in the foregoing Affiliate Agreement. In consideration of Parent and the Company entering into the Reorganization Agreement which provides for the Merger, I hereby appoint Affiliate as my attorney-in-fact, with full power of substitution, in respect of the exercise of any rights I may have in any shares of Parent Common Stock held by Affiliate.

Dated: __________, 1998


                              By:
                                  ------------------------------------------

                              Print Name:
                                          ----------------------------------

                                  EXHIBIT D-1
                                  -----------



                 PARENT AND MERGER SUB OFFICER'S CERTIFICATES

                     LEVEL ONE COMMUNICATIONS, INCORPORATED

                             Officer's Certificate
                             ---------------------


     Pursuant to Section 6.2(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"; capitalized terms used but
                                ----------------
not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Level One"), Aardvark Acquisition Corp., a Delaware corporation
              ---------
and wholly-owned subsidiary of Level One, and Acclaim Communications, Inc., a Delaware corporation (the "Company"), I, Robert S. Pepper, in my capacity as
                           -------
President and Chief Executive Officer of Level One and on behalf of Level One, DO HEREBY CERTIFY that:

     1. I am the duly elected, qualified and acting President and Chief Executive Officer of Level One.

     2. Each of the representations and warranties made by Level One in the Merger Agreement is true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the date hereof as though such representation or warranty was made on and as of the date hereof; provided, however, each of the representations and warranties made by Level One in the Merger Agreement as of a specified date earlier than the date hereof is also true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

     3. Each of the agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by Level One on or before the date hereof has been duly performed or complied with in all material respects.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of July, 1998.


     By:___________________________
        Name: Robert S. Pepper

                           AARDVARK ACQUISITION CORP.

                             Officer's Certificate
                             ---------------------


     Pursuant to Section 6.2(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"; capitalized terms used but
                                ----------------
not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Level One"), Aardvark Acquisition Corp., a Delaware corporation
              ---------
and wholly-owned subsidiary of Level One ("Merger Sub"), and Acclaim
                                           ----------
Communications, Inc., a Delaware corporation (the "Company"), I, Robert S.
                                                   -------
Pepper, in my capacity as President and Chief Executive Officer of Merger Sub and on behalf of Merger Sub, DO HEREBY CERTIFY that:

     1. I am the duly elected, qualified and acting President and Chief Executive Officer of Merger Sub.

     2. Each of the representations and warranties made by Merger Sub in the Merger Agreement is true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the date hereof as though such representation or warranty was made on and as of the date hereof; provided, however, each of the representations and warranties made by Merger Sub in the Merger Agreement as of a specified date earlier than the date hereof is also true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

     3. Each of the agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by Merger Sub on or before the date hereof has been duly performed or complied with in all material respects.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of July, 1998.


                                             By:___________________________
                                                Name: Robert S. Pepper

                                  EXHIBIT D-2
                                  -----------

               PARENT AND MERGER SUB'S SECRETARY'S CERTIFICATES

                     LEVEL ONE COMMUNICATIONS, INCORPORATED

                            Secretary's Certificate
                            ------------------------


     Pursuant to Section 6.2(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"; capitalized terms used but
                                ----------------
not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Level One"), Aardvark Acquisition Corp., a Delaware corporation
              ---------
and wholly-owned subsidiary of Level One, and Acclaim Communications, Inc., a Delaware corporation (the "Company"), I, John Kehoe, in my capacity as Secretary
                           -------
of Level One and on behalf of Level One, DO HEREBY CERTIFY that:

     1.  I am the duly elected, qualified and acting Secretary of Level One.

     2.  Attached hereto as Exhibit A is a true, complete and correct copy of
                            ---------
     the Articles of Incorporation of Level One (the "Charter"), as amended and
                                                      -------
     in full force and effect on the date hereof and no other amendment or other document relating to or affecting the Charter has been authorized, filed with the Secretary of State of the State of California or become effective and no action has been taken by Level One, or any of its shareholders, directors or officers in contemplation of the filing of any such other amendment or document or in contemplation of the liquidation, dissolution or winding-up of Level One.

     3.  Attached hereto as Exhibit B is a true, complete and correct copy of
                            ---------
     the by-laws of Level One as in full force and effect on the date hereof.

     4.  Attached hereto as Exhibit C is a true, complete and correct copy of
                            ---------
     resolutions adopted by the Board of Directors of Level One with respect to the Merger Agreement and all the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of Level One held on June 25, 1998. All such resolutions are in full force and effect on the date hereof in the form set forth on Exhibit C
                                                                       ---------
     and no other resolutions have been adopted by the Board of Directors of Level One or any committee thereof relating to the Merger Agreement or any of the transactions contemplated thereby.

     5. Robert S. Pepper is the duly elected or appointed, qualified and acting President and Chief Executive Officer of Level One who currently holds, and at all times since the date of execution of the Merger Agreement has held, the office of President and Chief Executive Officer of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this Secretary's Certificate to be executed as of the ___ day of July, 1998.


                                             By:___________________________
                                                John Kehoe
                                                Secretary


















                         ***SECRETARY'S CERTIFICATE***

                           AARDVARK ACQUISITION CORP.

                            Secretary's Certificate
                            ------------------------


          Pursuant to Section 6.2(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement";
                                                     ----------------
     capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Level One"),
                                                              ---------
     Aardvark Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Level One ("Merger Sub"), and Acclaim Communications, Inc., a
                               ----------
     Delaware corporation, I, John Kehoe, in my capacity as Secretary of Merger Sub and on behalf of Merger Sub, DO HEREBY CERTIFY that:

     1.  I am the duly elected, qualified and acting Secretary of Merger Sub.

     2.  Attached hereto as Exhibit A is a true, complete and correct copy of
                            ---------
     the Certificate of Incorporation of Merger Sub (the "Charter"), as amended
                                                          -------
     and in full force and effect on the date hereof and, except for the Certificate of Merger no other amendment or other document relating to or affecting the Charter has been authorized, filed with the Secretary of State of the State of Delaware or become effective and no action has been taken by Merger Sub, or any of its stockholders, directors or officers in contemplation of the filing of any such other amendment or document or in contemplation of the liquidation, dissolution or winding-up of Merger Sub.

     3.  Attached hereto as Exhibit B is a true, complete and correct copy of
                            ---------
     the by-laws of Merger Sub as in full force and effect on the date hereof.

     4.  Attached hereto as Exhibit C is a true, complete and correct copy of
                            ---------
     resolutions adopted by the Board of Directors of Merger Sub with respect to the Merger Agreement and all the transactions contemplated thereby, which resolutions were duly and validly adopted by a unanimous written consent of the Board of Directors of Merger Sub dated June 25, 1998. All such resolutions are in full force and effect on the date hereof in the form set forth on Exhibit C and no other resolutions have been adopted by the Board
              ---------
     of Directors of Merger Sub or any committee thereof relating to the Merger Agreement or any of the transactions contemplated thereby.

     5. Robert S. Pepper is the duly elected or appointed, qualified and acting President and Chief Executive Officer of Merger Sub who currently holds, and at all times since the date of execution of the Merger Agreement has held, the office of President and Chief Executive Officer of Merger Sub.

     IN WITNESS WHEREOF, the undersigned has caused this Secretary's Certificate to be executed as of the ___ day of July, 1998.


                                             By:___________________________
                                                John Kehoe
                                                Secretary



















                         ***SECRETARY'S CERTIFICATE***

                                   EXHIBIT E
                                   ---------

                       GRAHAM & JAMES LLP LEGAL OPINION

[LETTERHEAD OF GRAHAM & JAMES LLP]


July 2, 1998



Acclaim Communications, Inc.
211 River Oaks Parkway
San Jose, CA 95134

RE: AGREEMENT AND PLAN OF REORGANIZATION BY AND BETWEEN LEVEL ONE COMMUNICATIONS, INCORPORATED, AARDVARK ACQUISITION CORP. AND ACCLAIM COMMUNICATIONS, INC.

Ladies and Gentlemen:

We have acted as counsel to Level One Communications, Incorporated, a California corporation ("Level One"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization (the "Merger Agreement") by and between Level One, Aardvark Acquisition Corp., a Delaware corporation (the "Merger Sub") and Acclaim Communications, Inc., a Delaware corporation (the "Company"). This opinion is furnished to you pursuant to Section 6.2(d) of the Merger Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

In rendering the opinions set forth below we have examined and relied upon the executed copies of the Merger Agreement and the Certificate of Merger and we have examined such corporate documents and other records, certificates and as we considered appropriate or advisable for the purposes hereof. As to matters of fact material to this letter that have not been independently established, we have relied solely upon certificates of officers of Level One.

In conducting our examination, we have assumed, without investigation, (i) that the signatures on documents and instruments examined by us are authentic, (ii) that each document is what it purports to be, (iii) that all documents submitted to us as copies conform with the originals and (iv) the truthfulness and completeness of all records and related papers made available to us. In addition, we have assumed, without investigation, the accuracy of the representations, warranties and covenants as to factual matters made in the Merger Agreement and the accuracy of representations and statements as to factual matters made by the officers and employees of

Acclaim Communications, Inc.
July 2, 1998
Page 2


Level One and public officials.

Whenever a statement herein is qualified by "known to us," "we are not aware," "to our knowledge" or similar phrase, it is intended to indicate that during the course of our representation of Level One in connection with the Merger Agreement, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the representation described in the introductory paragraph of this letter. We have not, however, undertaken any independent investigation to determine the accuracy of such statements, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth herein and except as set forth in the Merger Agreement, we are of the opinion that as of the date hereof:

1. Level One has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California. The Merger Sub has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. Each of Level One and the Merger Sub has the corporate power to own, lease and operate their assets and properties and to conduct their business as and to the extent currently conducted.

3. The shares of Level One Common Stock issuable pursuant to the Merger Agreement have been duly authorized and, when issued and delivered in accordance with the provisions of the Merger Agreement and the Certificate of Merger, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of which we have knowledge.

4. Level One and the Merger Sub have the corporate power and authority to enter into the Merger Agreement and the Certificate of Merger and to perform their obligations thereunder and to consummate the transactions contemplated thereby.

5. The Merger Agreement, the Certificate of Merger and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Level One and the Merger Sub and have been duly executed and delivered by Level One and the Merger Sub and, assuming due authorization,

Acclaim Communications, Inc.
July 2, 1998
Page 3


execution and delivery by you, are valid and binding agreements of Level One and the Merger Sub enforceable in accordance with their terms.

6. The execution and delivery by Level One of, and performance of its obligations under, the Merger Agreement will not result in any violation of Level One's articles of incorporation or bylaws, does not violate or contravene any governmental statute, rule or regulation applicable to Level One or the Merger Sub and does not violate, contravene or, with or without the lapse of time, result in a default under, any contract or instruments listed in Exhibit A attached hereto.

7. No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) is required by Level One or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement and the Certificate of Merger that has not been obtained or waived, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under federal or state securities or Blue Sky laws in connection with the offer and sale of Level One Common Stock pursuant to the Merger, and (ii) the filing of the Certificate of Merger.

8. To our knowledge, there are no legal or governmental proceedings pending or threatened against Level One which are of the type that would be required to be disclosed in an Annual Report on Form 10-K for Level One (if filed at the date of such opinion) other than proceedings disclosed in the SEC Documents.

     A. The opinions expressed herein relate solely to the substantive laws of California and Delaware. No opinion is rendered as to Level One's compliance or noncompliance with (i) applicable federal or state antitrust statutes, laws, rules and regulations, or (ii) applicable laws relating to dissenter's rights or rights of appraisal for stockholders of the Company.

     B. The opinions expressed herein are subject to (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer, or other laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the effect of applicable court decisions, which have held that certain covenants and provisions of agreements are unenforceable where a party's enforcement of such covenants or provisions under the circumstances would violate such party's implied covenants of good faith and fair dealing; and (iv) the effect of statutes and rules of law which cannot be waived prospectively.

     C.  The opinions expressed herein are also subject to:

Acclaim Communications, Inc.
July 2, 1998
Page 4


          (a) limitations on the enforceability of a requirement that provisions of a document may only be amended or waived in writing;

          (b) the effect of the laws of California, Delaware and the federal law of the United States or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances;

          (c) limitations on the enforceability of indemnification provisions;

          (d) limitations on the enforceability of arbitration provisions;

          (e) limitations on the enforceability of provisions allowing any party to impose a penalty upon delinquency, such as increased interest;

          (f) limitations on the enforceability of provisions allowing one party to be appointed attorney-in-fact for another; and

          (g) the limitation that a court may, under certain circumstances, decline to exercise jurisdiction or may order a change in venue based on a claim of forum non conveniens or inappropriate venue, notwithstanding any waiver thereof.

The opinions expressed above are qualified by the fact that we are members of the Bar of the States of California, and, other than the General Corporation Law of the State of Delaware we do not hold ourselves out as experts on the laws of other states nor do we express any opinion as to any such laws.

This opinion is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Graham & James LLP

GRAHAM & JAMES LLP

KAC/sw

Acclaim Communications, Inc.
July 2, 1998
Page 5


                                   EXHIBIT A
                                   ---------

1. Indenture dated as of August 15, 1997, between Level One and State Street Bank and Trust Company of California (National Association) as Trustee.

2.   Form of 4% Convertible Subordinated Note due 2004.

3. 1985 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, as amended.

4.   1993 Stock Option Plan, as amended and restated.

5.   Amended and Restated Employee Stock Purchase Plan.

6.   Form of Level One Director's Indemnification Agreement.

7.   Consulting Agreement with Thomas J. Connors, as amended.

8.   Consulting Agreement with Paul Gray.

9.   Agreement and Plan of Reorganization (San Francisco Telecom, Inc.).

10.  Foundry Agreement.

11.  Deposit Agreement.

12.  Agreement and Plan of Reorganization (Silicon Design Experts, Inc.).

13.  Amendment to Deposit Agreement.

                                   EXHIBIT F
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement ("Agreement") is made as of the Closing
                                          ---------
Date (as defined in the Merger Agreement) by Level One Communications, Incorporated, a California corporation ("Parent"), and the stockholders of
                                         ------
Acclaim Communications, Inc., a Delaware corporation (the "Company"), listed on
                                                           -------
Exhibit A hereto (the "Stockholders").
                       ------------

                                    RECITALS
                                    --------

     WHEREAS, Parent, Aardvark Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, have entered
                                    ----------
into an Agreement and Plan of Reorganization, dated as of June 25, 1998 (the

"Merger Agreement"), which provides for, among other things, the merger of
-----------------
Merger Sub with and into the Company (the "Merger").  Pursuant to the Merger,
                                           ------
all of the shares of capital stock of the Company will be converted into shares of unregistered Common Stock of Parent ("Parent Common Stock") on the basis
                                         -------------------
described in the Merger Agreement;

     WHEREAS, as a material inducement for the Company to enter into the Merger Agreement, Parent is willing to grant each Stockholder the registration rights set forth in this Agreement with respect to the Parent Common Stock to be received by the Stockholders in the Merger; and

     WHEREAS, the Company's obligation to consummate the Merger and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Parent shall have entered into this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Parent and each of the Stockholders, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. As used in this Agreement the following terms shall have the following meanings:

     (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

     (b) "Securities Act" means the Securities Act of 1933, as amended.
          --------------

     (c) "Form S-3" means such form under the Securities Act as in effect on the
          --------
date hereof or any registration statement form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

     (d) "Holder" means:  (i) a Stockholder to whom shares of Registrable
          ------
Securities are issued pursuant to the Merger Agreement, for so long as such holder continues to hold such shares, or (ii) any transferee of Registrable Securities to whom registration rights under this Agreement are assigned pursuant to Section 10 of this Agreement.

     (e) "Registrable Securities" means the shares of Parent Common Stock issued
          ----------------------
or issuable to each Stockholder pursuant to the Merger Agreement, together with all other shares of Parent Common Stock issued in respect thereof (by way of stock split, dividend or otherwise). Registrable Securities shall include any shares of Parent Common Stock transferred by a Holder in accordance with Section 10.

     (f) "SEC" means the Securities and Exchange Commission.
          ---

     (g) Capitalized terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

2. REGISTRATION. Parent shall cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (or such other form as may then be available under the Securities Act to permit the Holders to sell the Registrable Securities) covering the Registrable Securities and cause such registration statement to be declared effective by the SEC under the Securities Act by not later than the date which is 2 Business Days after the date that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company; provided, however, that each
                                                  --------  -------
Holder shall provide all such information and materials to Parent and take all other action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials by the Holders is a condition precedent to the obligations of Parent under this Agreement. Parent shall not be required to effect more than 1 registration statement covering the Registrable Securities. The offering made pursuant to such registration shall not be underwritten.

3. POSTPONEMENT OF REGISTRATION. Notwithstanding Section 2 above, Parent shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of 15 calendar days after the applicable deadline, if the Board of Directors of Parent, acting in good faith, determines that there exists material nonpublic information about Parent which the Board does not wish to disclose in a registration statement or a periodic report required to be filed under the Exchange Act (due to the fact that such disclosure may not be in the best interests of Parent or Parent's shareholders) which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 2 above.

4. OBLIGATIONS OF PARENT. Subject to the limitations of Sections 5 and 11, Parent shall (i) keep the registration statement filed by Parent in accordance with Section 2 hereof effective until the earlier of (A) the first anniversary of the Effective Time of the Merger plus the sum of (x) the number of calendar days, if any, the effectiveness of the registration statement is postponed pursuant to Section 3 and (y) the number of calendar days, if any, that Parent suspends the Holder's use of the prospectus pursuant to Section 5, or (B) such time as all Registrable Securities have been sold hereunder (the earlier to occur of (A) and (B) is referred to herein as the "Registration Period"); (ii)
                                                   -------------------
prepare and file with the SEC such amendments and supplements to such registration statement and the related prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be registered in such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; and
(iv) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been so qualified).

5. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

     (a) Updating the Prospectus.  If Parent informs the selling Holder that the
         -----------------------
registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, Parent shall use commercially reasonable efforts to provide to the selling Holder a current prospectus that complies with the Securities Act on or prior to the date on which the Suspension Period (as hereinafter defined) ends.

     (b) Blackout Periods.  The Holders agree not to sell any Registrable
         ----------------
Securities during the period commencing 28 calendar days prior to the end of each of Parent's fiscal quarters during the Registration Period and ending on the second Trading Day following the date of public disclosure of Parent's earnings for each quarter. As used herein, the term "Trading Day" shall mean a
                                                      -----------
day on which the Nasdaq National Market is open for trading.

     (c) General.  Notwithstanding the foregoing, Parent shall notify each
         -------
Holder (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement or related prospectus, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,
(iii) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (iv) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, Parent may suspend use of the prospectus on written notice to each Holder (a "Suspension Notice"), in which case each Holder shall not dispose of
           -----------------
Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by Parent that use of the applicable prospectus may be resumed; provided, however, that Parent shall not utilize this
                           --------  -------
suspension right more than once in any consecutive 12 month period. Parent shall use commercially reasonable efforts to ensure that the use of the prospectus may be resumed as soon as practicable, and in any event within 30 calendar days after the date of the Suspension Notice ("Suspension Period").
                                                        -----------------
Parent shall, upon the occurrence of any event giving rise to a Suspension Notice and on or prior to the date on which the Suspension Period ends, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, Parent shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment.

6. AVAILABILITY OF FORM S-3. Parent represents that it is currently eligible to utilize Form S-3 and agrees that, during the Registration Period, Parent will not intentionally take any action which would preclude Parent's eligibility to use Form S-3.

7. EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions (if any), in connection with the registration of Registrable Securities pursuant to this Agreement, including but not limited to, all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel, one special counsel for the Holders and independent accountants.

8.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.  Parent agrees to:

     (a) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

     (b) furnish to each Holder forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of Parent,and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation under the Securities Act which permits the selling of any such securities pursuant to Form S-3.

9.  INDEMNIFICATION.

     (a) Indemnification by Parent.  Parent agrees to indemnify and hold
         -------------------------
harmless, to the fullest extent permitted by law, each of the Holders of any Registrable Securities covered by a registration statement that has been filed with the SEC pursuant to this Agreement, each other person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, partners (general and limited), stockholders, members, managers, officers, employees and agents, as follows:

          (i) against any and all loss, liability, claim, damage, cost or expense (other than amounts paid in settlement) incurred by such Holder arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage, cost or expense incurred by such Holder to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or of any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Parent (which consent shall not be unreasonably withheld or delayed); and

          (iii) against any and all expense incurred by such Holder in connection with investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened in writing, or against any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage, cost or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that Parent will not be liable to any
              ----------------  ------
Holder (or any other indemnified person) under the indemnity agreement in this
Section 9, with respect to any prospectus to the extent that any such loss, liability, claim, damage, cost or expense of such Holder (or other indemnified person) results from the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final or amended prospectus, if Parent has previously and timely furnished copies thereof to such Holder, and if such final or amended prospectus would have corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any other person eligible for indemnification under this Section 9, and shall survive the transfer of such securities by such selling Holder.

     (b) Indemnification by Holders.  In connection with any registration
         --------------------------
statement in which a Holder of Registrable Securities is participating, each such Holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a) of this Agreement), to the extent permitted by law, Parent and its directors, officers and controlling persons, and their respective directors, officers and controlling persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such Holder or the plan of distribution that is expressly furnished to Parent by or on behalf of such Holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent, or such Holder, as the case may be, or any of their respective directors, officers, or controlling persons and shall survive the transfer of Registrable Securities by such Holder. With respect to each claim pursuant to this Section 9(b), each Holder's maximum liability under this Section 9(b) shall be limited to an amount equal to the net proceeds actually received by such Holder (after deducting any underwriting fees, discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such Holder.

     (c) Indemnification Procedure.  Within 10 days after receipt by an
         -------------------------
indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 9(a) or Section 9(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9(a) or Section 9(b) except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 9(a), more than one counsel (in addition to any local counsel) for all indemnified parties selected by (x) Parent, if Parent is defending against such claim, or (y) the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties, if Parent is not defending against such claim, or (ii) in the case of a claim referred to in Section 9(b), more than one counsel (in addition to any local counsel) for Parent, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably delayed or withheld.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Agreement may be assigned to a transferee of Registrable Securities only if: (a) Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to Parent pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides Parent with such information as Parent may reasonably request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

11. TERMINATION. The registration rights set forth in this Agreement shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) at the end of the Registration Period.

12.  MISCELLANEOUS.

     (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     (b) Subject to Section 10, this Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

     (c) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     (d) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written instrument signed by Parent and the Holders of a majority of the Registrable Securities (based on number of shares) then outstanding.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective July ___, 1998.


LEVEL ONE COMMUNICATIONS,           STOCKHOLDER
INCORPORATED


----------------------------        ------------------------------
Signature                           Signature

----------------------------        ------------------------------
Print Name and Title                Print Name and Title (if any)

----------------------------        ------------------------------
Address                             Address

----------------------------        ------------------------------









                      ***REGISTRATION RIGHTS AGREEMENT***

                                   EXHIBIT A
                                   ---------


              LIST OF STOCKHOLDERS OF ACCLAIM COMMUNICATIONS, INC.

                                   EXHIBIT L
                                   ---------

                       COMPANY TAX REPRESENTATION LETTER

                                  July 2, 1998


Graham & James llp/Riddell Williams, p.s.          Pillsbury Madison & Sutro LLP
Suite 4500                                         2550 Hanover Street
1001 Fourth Avenue Plaza                           Palo Alto, CA 94304-1115
Seattle, WA 98154-1065


     RE: AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG LEVEL ONE COMMUNICATIONS, INCORPORATED, AARDVARK ACQUISITION CORP. AND ACCLAIM COMMUNICATIONS, INC.

Ladies and Gentlemen:

     In connection with the proposed merger (the "Merger") of Aardvark Acquisition Corp., a Delaware corporation ("Sub"), with and into Acclaim Communications, Inc., a Delaware corporation ("Target"), pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 25, 1998 (the "Merger Agreement"), by and among Level One Communications, Incorporated, a California corporation ("Parent"), Sub, and Target, you will render an opinion regarding the federal income tax consequences of the Merger Agreement.

     In connection with such opinion, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officers of Parent, acting as such, hereby certifies, that, to the best knowledge of the management of Parent, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best of his knowledge and that of the management of Parent, to the following as of the date hereof. We understand that you may require that we reaffirm this certification as of the date of Closing pursuant to the Merger Agreement.

1. The Merger will be consummated in compliance with the material terms of the Merger Agreement and none of the material terms and conditions therein have been waived or modified and Parent has no plan or intention to waive or modify any such material condition.

2. Except for repurchases or redemptions of Parent Common Stock that are consistent with past practices and purchase programs that were not created or modified in connection with the Merger, neither Parent nor any "related person" of Parent (within the meaning of Income Tax Regulations section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued in the Merger in exchange for shares of Target capital stock.

3. The fair market value of the Parent stock and other consideration received by each Target stockholder will be approximately equal to the fair market value of the Target stock surrendered in the exchange.

4. Following the Merger, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger (excluding Parent stock). For purposes of this representation, amounts paid by Target or Sub to dissenters, amounts paid by Target or Sub to stockholders who receive cash or other property, amounts used by Target or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target will be included as assets of Target or Sub, respectively, immediately prior to the Merger.

5.  Prior to the Merger, Parent will be in control of Sub within the meaning of
Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

6. Following the Merger, Target will not issue additional shares of its stock that would result in Parent losing control of Target within the meaning of section 368(c) of the Code.

7. Following the Merger, Target will continue its historic business or use a significant portion of its historic business assets in a business.

8. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

9. Parent has no plan or intention to liquidate Target; to merge Target with or into another corporation; to sell or otherwise dispose of the stock of Target; or to cause Target to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business.

10. The liabilities of Sub assumed by Target and the liabilities to which the transferred assets of Sub are subject were incurred by Sub in the ordinary course of its business.

11. Parent and Sub will pay their respective expenses, if any, incurred in connection with the Merger.

12. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued, acquired, or will be settled at a discount or cancelled in connection with the Merger.

13. In the Merger, shares of Target stock representing control of Target, as defined in section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged for cash or other property originating with Parent will be treated as outstanding Target stock on the date of the Merger.

14. Parent does not own, nor has it owned during the past five years, any shares of the stock of Target.

15. Neither Parent nor Sub is an investment company as defined in section 368(a)(2)(F)(iii) or (iv) of the Code.

16. The payment of cash in lieu of fractional shares of stock of Target was not separately bargained for consideration and is being made, if at all, for the purpose of saving Parent the expense and inconvenience of issuing fractional shares. The fractional share interests of each Target stockholder will be aggregated and no Target stockholder will receive in cash an amount equal to or greater than the value of one full share of Parent stock.

17. None of the compensation received by any stockholder-employee of Target pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Target stock. None of the shares of common stock of Parent received by any stockholder-employee of Target pursuant to the Merger (other than any such shares received in connection with the termination in the Merger of certain stock options to purchase Target common stock) are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Target pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

18. Any Parent common stock received by Target stockholders in the Merger placed in escrow will appear as issued and outstanding on the balance sheet of the Parent and be legally outstanding under applicable state law.


                            [SIGNATURE PAGE FOLLOWS]

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of Target and Parent.

Very truly yours,

Level One Communications, Incorporated



------------------------------
Robert S. Pepper, Ph.D.
President and Chief Executive Officer


------------------------------
John Kehoe
Chief Financial Officer

                                  EXHIBIT H-1
                                  -----------

                         COMPANY OFFICER'S CERTIFICATE

                          ACCLAIM COMMUNICATIONS, INC.

                             Officer's Certificate
                             ---------------------


     Pursuant to Section 6.3(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"; capitalized terms used but
                                ----------------
not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Lynx"), Aardvark Acquisition Corp., a Delaware corporation and
              ----
wholly-owned subsidiary of Lynx, and Acclaim Communications, Inc., a Delaware corporation (the "Company"), I, Visveswar Akella, in my capacity as President
                  -------
and Chief Executive Officer of the Company and on behalf of the Company, DO HEREBY CERTIFY that:

     1. I am the duly elected, qualified and acting President and Chief Executive Officer of the Company.

     2. Each of the representations and warranties made by the Company in the Merger Agreement is true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the date hereof as though such representation or warranty was made on and as of the date hereof; provided, however, each of the representations and warranties made by the Company in the Merger Agreement as of a specified date earlier than the date hereof is also true and correct in all material respects (if not qualified by materiality) or in all respects (if qualified by materiality) on and as of such earlier date.

     3. Each of the agreements, covenants and obligations required by the Merger Agreement to be performed or complied with by the Company on or before the date hereof has been duly performed or complied with in all material respects.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of July, 1998.


                                             By:___________________________
                                                Name: Visveswar Akella

                                  EXHIBIT H-2
                                  -----------

                        COMPANY SECRETARY'S CERTIFICATE

                          ACCLAIM COMMUNICATIONS, INC.

                            Secretary's Certificate
                            ------------------------


     Pursuant to Section 6.3(c) of the Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"; capitalized terms used but
                                ----------------
not defined herein shall have the respective meanings ascribed to them in the Merger Agreement), between Level One Communications, Incorporated, a California corporation ("Level One"), Aardvark Acquisition Corp., a Delaware corporation
              ---------
and wholly-owned subsidiary of Level One, and Acclaim Communications, Inc., a Delaware corporation (the "Company"), I, Diosdado Banatao, in my capacity as
                           -------
Secretary of the Company and on behalf of the Company, DO HEREBY CERTIFY that:

     1.  I am the duly elected, qualified and acting Secretary of the Company.

     2.  Attached hereto as Exhibit A is a true, complete and correct copy of
                            ---------
     the Certificate of Incorporation of the Company (the "Charter"), as amended
                                                           -------
     and in full force and effect on the date hereof and, except for the Certificate of Merger no other amendment or other document relating to or affecting the Charter has been authorized, filed with the Secretary of State of the State of Delaware or become effective and no action has been taken by the Company, or any of its stockholders, directors or officers in contemplation of the filing of any such other amendment or document or in contemplation of the liquidation, dissolution or winding-up of the Company.

     3.  Attached hereto as Exhibit B is a true, complete and correct copy of
                            ---------
     the by-laws of the Company as in full force and effect on the date hereof.

     4.  Attached hereto as Exhibit C is a true, complete and correct copy of
                            ---------
     resolutions adopted by the Board of Directors of the Company with respect to the Merger Agreement and all the transactions contemplated thereby, which resolutions were duly and validly adopted at a meeting of the Board of Directors of the Company held on June ___, 1998. All such resolutions are in full force and effect on the date hereof in the form set forth on

     Exhibit C and no other resolutions have been adopted by the Board of
     ---------
     Directors of the Company or any committee thereof relating to the Merger Agreement or any of the transactions contemplated thereby.

     5. Visveswar Akella is the duly elected or appointed, qualified and acting President and Chief Executive Officer of the Company who currently holds, and at all times since the date of execution of the Merger Agreement has held, the office of President and Chief Executive Officer of the Company.

     IN WITNESS WHEREOF, the undersigned has caused this Secretary's Certificate to be executed as of the ___ day of July, 1998.



                                             By:___________________________
                                                   Diosdado Banatao
                                                   Secretary





















                         ***SECRETARY'S CERTIFICATE***

                                   EXHIBIT I
                                   ---------



                         PILLSBURY MADISON & SUTRO LLP

PILLSBURY

                                                                ATTORNEYS AT LAW
                                                             2550 HANOVER STREET
                                                PALO ALTO, CALIFORNIA 94304-1115
                                  TELEPHONE: (650) 233-4500  FAX: (650) 233-4545
                                                      internet: pillsburylaw.com

MADISON &
SUTRO LLP

Writer's direct dial number/email:

                                 July 2, 1998



Level One Communications, Incorporated
9750 Goethe Road
Sacramento, CA  95827


        Re:  Acclaim Communications, Inc. - Agreement and Plan of Reorganization


Ladies and Gentlemen:

        We have acted as counsel to Acclaim Communications, Inc., a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 25, 1998, by and among the Company, Level One Communications, Incorporated, a California corporation ("Level One"), and Aardvark Acquisition Corp., a Delaware corporation (the "Merger Sub"). This opinion is provided to you in satisfaction of the requirement set forth in Section 6.3(e) of the Reorganization Agreement. Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

        We have served as counsel to the Company since 1995, although our representation has been limited to those matters referred to us by the Company. We have also acted as counsel with respect to the preparation, execution and delivery of the Reorganization Agreement, and are familiar with the proceedings taken by the Company in connection therewith.

        In connection with this opinion, we have examined executed copies of the Reorganization Agreement and the Certificate of Merger, and such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of the officers of the Company.

Level one Communications, Inc.
July 2, 1998
Page 2


        Based upon and subject to the qualifications set forth herein, it is our opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company is qualified to transact business in the State of California.

        2. The authorized capital stock of the Company consists solely of 30,000,000 shares of common stock of the Company, par value of $0.0001 per share (the "Common Stock") and 20,000,000 shares of preferred stock, par value of $0.0001 per share (the "Preferred Stock"), 3,000,000 shares of which have been designated Series A Preferred stock (the "Series A Preferred"), 688,000 shares of which have been designated Series B Preferred Stock (the "Series B Preferred") and 6,700,000 shares of which have been designated Series C Preferred Stock (the "Series C Preferred"). To date, there are 3,060,384 shares of Common Stock, 3,000,000 shares of Series A Preferred, 661,000 shares of Series B Preferred (convertible into 1,101,667 shares of Common Stock on an as converted basis, based on anti-dilution adjustments of the Series B Preferred), and 2,411,040 shares of Series C Preferred issued and outstanding, and no shares held in the treasury of the Company. To date, there are 27,000 warrants to purchase Series B Preferred (convertible into 45,000 shares of Common Stock on an as converted basis, based on anti-dilution adjustments of the Series B Preferred) and 481,150 warrants to purchase Series C Preferred outstanding. To our knowledge, there are currently outstanding options to purchase 2,155,470 shares of Common Stock under the Company's 1996 Stock Incentive Plan (the "Plan"). All of the outstanding shares of Common Stock and Preferred Stock, and all outstanding options and warrants to purchase shares of Common Stock or Preferred Stock of which we have knowledge, were issued and sold in compliance with the Securities Act of 1933, as amended, and all applicable state securities or "Blue Sky" laws (collectively, the "Securities Laws"). Solicitation of the approval for the Merger by the stockholders of the Company was conducted in compliance with the General Corporation Law, as amended, of the State of Delaware. An aggregate of 1,184,146 shares of Common Stock are reserved for future issuances under the Plan.

        3. To our knowledge, other than as set forth in the Reorganization Agreement (including the Company Disclosure Schedule) and in paragraph 2 above, the Company does not have outstanding any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings, plans or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, the "Options"), obligating the Company to issue or sell any shares of capital stock of the Company or to grant, extend or enter into any option with respect thereto.

Level One Communications, Inc.
July 2, 1998
Page 3

        4. The Company has full corporate power and authority to enter into the Reorganization Agreement and the Certificate of Merger, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Reorganization Agreement and the Certificate of Merger by the Company, and the consummation by the Company of the transactions contemplated thereby, have been duly and validly approved by the Board of Directors of the Company and by the stockholders of the Company. The Reorganization Agreement and the Certificate of Merger have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

        5. The execution, delivery and performance of the Reorganization Agreement and the transactions contemplated thereby by the Company does not violate any provision of the Restated Certificate, as amended to date, or By-Laws, as amended to date, of the Company, does not violate or contravene any governmental statute, rule or regulation applicable to the Company and does not violate, contravene or, with or without the lapse of time, result in a default under, any contract listed on the Disclosure Schedule consent for which has not been obtained. The Disclosure Schedule contains a complete list of all contracts, agreements, obligations or other commitments of the Company of which we are aware, required to be disclosed thereon pursuant to the Reorganization Agreement.

        6. No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) is required by the Company or with respect to its assets or properties or otherwise for the consummation of the transactions contemplated by the Reorganization Agreement and the Certificate of Merger that has not been obtained or waived, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Level One Common Stock pursuant to the Merger and (ii) the filing of the Certificate of Merger.

        7. To our knowledge, other than as set forth in the Reorganization Agreement (including the Company's Disclosure Schedule attached thereto), there are no actions, suits, arbitrations, investigations or proceedings pending or overtly threatened against the Company or any of its assets or properties. To our knowledge, the Company is not subject to any order, writ, judgment, decree or injunction.

        The foregoing opinions are subject to such matters as are set forth in the Reorganization Agreement and the following qualifications:

Level One Communications, Inc.
July 2, 1998
Page 4

        Our opinion in the penultimate sentence of paragraph 2 above assumes that the solicitation materials for the stockholders of the Company are mailed to such stockholders within ten days of the Effective Time of the Merger.

        Our opinion in paragraph 4 above is subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, fraudulent transfer, moratorium or other similar laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the effect of applicable court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditors, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under law; (iv) limitations under federal or state securities laws or public policy relating thereto with respect to rights to indemnification or contribution; and (v) the effect of statutes and rules of law which cannot be waived prospectively by an obligor.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file returns and pay taxes under applicable California law and had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

        We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Reorganization Agreement or the Certificate of Merger that would modify the terms or rights and obligations of the parties thereunder.

        With respect to the opinions in paragraph 2 as to outstanding securities of the Company and Common Stock reserved for issuance, we have relied entirely upon a review of the minute books and stockholder records of the Company, and upon certificates, statements and representations of representative of the Company although we have no reason to believe that such minute books, stockholder records and certificates are erroneous or incomplete.

Level One Communications, Inc.
July 2, 1998
Page 5

        This opinion is limited in all respects to matters governed by the laws of the State of California, the General Corporation Law, as amended, of the State of Delaware and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions. We express no opinion as to the effect on the transaction of the antitrust laws of California, Delaware or the United States.

        Whenever a statement herein is qualified by "to our knowledge", "we are not aware" or similar phrase, it is limited to specific matters referred to us by the Company, and indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any special or independent investigation to determine the accuracy of such statement, except as expressly described herein.

        This opinion is being delivered to you by us as counsel to the Company and may not be delivered to or relied upon by any other person without our express written approval.

                                  Very truly yours,


                                  /s/ Pillsbury Madison & Sutro LLP

                                   EXHIBIT J
                                   ---------

                           NON-COMPETITION AGREEMENT

                           NON-COMPETITION AGREEMENT

     This Non-Competition Agreement (the "Agreement") is entered into, as of
                                          ---------
July 2, 1998, by and between Level One Communications, Incorporated, a California corporation ("Level One"), Acclaim Communications, Inc., a Delaware
                         ---------
corporation ("Company"), and ______________ ("Employee").
              -------                         --------

                                    RECITALS
                                    --------

     A. The Company is engaged in the business of developing, designing, manufacturing and distributing access products with integrated voice and data over Frame Relay, ATM or IP over T1/E1 links (hardware and software) and Ethernet switching and routing products for local area networks utilizing ASICs (application specific integrated circuits) solutions (collectively referred to herein as the "Business").
               --------

     B. The parties acknowledge that the relevant market for the Business is worldwide in scope and that there exists intense worldwide competition for the products and services of the Business.

     C. Pursuant to the Agreement and Plan of Reorganization, dated June 25, 1998 ("Merger Agreement"), between Level One, Aardvark Acquisition Corp., a
       ----------------
Delaware corporation and wholly-owned subsidiary of Level One ("Merger Sub"),
                                                                ----------
and the Company, the parties have agreed that Merger Sub will be merged with and into the Company with the Company being the surviving corporation (the "Merger")
                                                                        ------
and the issued and outstanding shares of capital stock of the Company will be converted into shares of Common Stock of Level One ("Level One Common Stock").
                                                     ----------------------

     D. Employee is a key employee of the Company and has detailed knowledge of Company Intellectual Property and other confidential and proprietary information of the Company.

     E. Employee holds shares of capital stock and/or options to purchase capital stock of the Company that will be converted into the right to receive shares of Level One Common Stock and Employee therefore has a material economic interest in the consummation of the Merger and, in order to induce Level One to consummate the Merger and the transactions contemplated by the Merger Agreement, Employee has agreed to enter into this Agreement.

     F. In order to protect the goodwill, trade secrets and other confidential and proprietary information related to the Business, Level One and the Company have agreed that Level One's obligation to consummate the Merger and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that Employee shall have entered into this Agreement.

     G. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, Employee, the Company and Level One, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                NON-COMPETITION

     1.1  Non-Competition. As an inducement for Level One to enter into the
          ---------------
Merger Agreement and consummate the Merger, Employee agrees that until the earlier of (A) 2 years following the Effective Time, or (B) 2 months after a termination other than for Cause (the "Non-Competition Period"), Employee shall
                                       ----------------------
not, anywhere in the world, directly or indirectly, engage, without the express prior written consent of Level One, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other individual, corporate or representative capacity (without limitation by specific enumeration of the foregoing), or render any services or provide any advice to any business, activity or Person involving the development, design, manufacture and distribution of access products with integrated voice and data over Frame Relay, ATM or IP over T1/E1 links (hardware and software) and 10/100 and gigabit Ethernet switching and routing products for local area networks utilizing ASICs (application specific integrated circuits) solutions (a "Competing Business"), if Employee knows or reasonably should know
              ------------------
that such business, activity or Person engages in a Competing Business;

provided, however, nothing in this Section 1.1 shall prevent Employee from
--------  -------
accepting employment during the Non-Competition Period with a company involved in a Competing Business so long as Employee shall not directly or indirectly consult, assist or otherwise work in the division or subsidiary of such other company involving the Competing Business. Notwithstanding the foregoing, Employee may own, directly or indirectly, up to 4.9% of any class of "publicly traded securities" of any Person which owns or operates a business that is a Competing Business, and up to 20% of the outstanding securities that are not "publicly traded securities" of any Person which owns or operates a business that is a Competing Business. For the purposes of this Section 1.1, the following terms shall have the meanings set forth below:

          (a) "Cause" shall mean a termination by Level One of Employee only if:
               -----
(A) Employee has engaged in willful and material misconduct, including wilful and material failure to perform his duties as an officer or employee of the Company and has failed to cure such non-performance within thirty (30) days after receipt of written notice thereof from the Company, (B) Employee committed an act of fraud, dishonesty or embezzlement which results in material loss, damage or injury to the Company, (C) Employee violated a material term of this Agreement and has failed to "cure" such material violation within 30 days after receipt of written notice of such violation from Level One; provided, however,
                                                            --------  -------
prior written notice shall not be required for any material breach by Employee of his obligations under Articles 1 or 2, (D) Employee is indicted on charges relating to a felony either in connection with the performance of Employee's obligations to Level One or which shall materially adversely affect the Employee's ability to perform such obligations, or (E) Employee resigns within 3 months of the date employee's compensation is materially reduced or any material diminution in the nature or scope of Employee's responsibilities, duties or authority occurs.

          (b) "publicly traded securities" shall mean securities that are traded
               --------------------------
on a national securities exchange or listed on the Nasdaq National Market.

     1.2  No Interference with the Business; Non-Solicitation.  As an inducement
          ---------------------------------------------------
for Level One to enter into the Merger Agreement and consummate the Merger, Employee agrees that during the Non-Competition Period, at any time or for any reason, Employee shall not, directly or indirectly, (a) with respect to the Business, solicit or divert any business or clients or customers made known to Employee during his employment with the Company or Level One away from Level One and/or its Affiliates, (b) induce customers, clients, suppliers, agents or other Persons under contract or otherwise associated or doing business with Level One and/or its Affiliates made known to Employee during his employment with the Company or Level One, to reduce or alter any such association or business with Level One and/or its Affiliates, and/or (c) knowingly solicit any Person in the employment of Level One and/or its Affiliates to (i) terminate such employment, and/or (ii) accept employment, or enter into any consulting arrangement, with any Person other than Level One and/or its Affiliates.

                                   ARTICLE 2


                                 NON-DISCLOSURE

     2.1  Non-Disclosure.  Employee covenants and agrees that he shall not
          --------------
disclose to any Person other than Level One and/or its Affiliates, without the prior written consent of Level One, any Confidential Information.

     2.2  Confidential Information.  For the purposes of Section 2.1 above,
          ------------------------
"Confidential Information" shall mean all information that Level One protects
-------------------------
(or the Company had protected prior to the Effective Time) from unrestricted disclosure to other Persons, including, but not limited to, trade secrets, confidential knowledge, data or other proprietary information relating to products, manufacturing processes, know-how, designs (including chip architecture and testing protocols and procedures), formulas, developmental or experimental work, computer programs (whether in object or source code), data bases, other original works of authorship, customer lists, marketing methods, business plans, financial information or other subject matter pertaining to the business of the Company and Level One and/or their respective Affiliates. "Confidential Information" shall not include any information that (i) was lawfully in Employee's possession or was lawfully known to Employee prior to receipt from Level One or the Company, (ii) is or becomes public knowledge without fault of Employee, (iii) is or becomes lawfully available to Employee from a third party who is entitled to disclose such information without breaching any confidentiality obligations under a written agreement or otherwise, (iv) is independently developed by Employee without use of the Confidential Information, or (v) is disclosed pursuant to an Action or Proceeding; provided, however, that Employee gives Level One reasonable prior
            --------  -------
notice of disclosure pursuant to such Action or Proceeding and takes all reasonable steps and will cooperate with Level One to prevent disclosure including allowing Level One to have an opportunity to appear and object to the action.

     2.3  Return of Confidential Information.  Employee shall, promptly after
          ----------------------------------
receipt of a written request of Level One, return to Level One or destroy all documents or other materials or things in his possession that contain or embody the Confidential Information or any portion of the Confidential Information.

                                   ARTICLE 3

                        REMEDIES AND CONFLICT RESOLUTION

     3.1  Remedies.  The parties to this Agreement agree that (i) if Employee
          --------
materially breaches Articles 1 or 2 of this Agreement, the damage to Level One may be substantial, although difficult to ascertain, and money damage will not afford Level One an adequate remedy, and (ii) if Employee is in material breach of any provision of this Agreement, or threatens a breach of Articles 1 or 2 of this Agreement, Level One shall be entitled, in addition to all other rights and remedies as may be provided by law, to seek specific performance and injunctive and other equitable relief to prevent or restrain a breach of any provision of this Agreement notwithstanding Section 3.2 hereof. In addition, all claims for damages for a breach of this Agreement shall be submitted to arbitration in accordance with Section 3.2 of this Agreement.

     3.2  Arbitration.  Any disagreement, dispute, controversy or claim arising
          -----------
out of or relating to this Agreement or the breach hereof (whether sounding in contract or tort), shall be resolved exclusively and finally by arbitration in accordance with the following procedures:

          (a) The arbitration shall be conducted in the city and county of San Francisco, California, or such other location as the parties mutually agree.

          (b) The arbitration proceedings will be conducted in accordance with, and pursuant to, the Labor Arbitration Rules (the "Arbitration Rules") of the
                                                   -----------------
American Arbitration Association. In the event of any conflict between the Arbitration Rules and the provisions of this Section 3.2, the provisions of this
Section 3.2 shall control.

          (c) There will be a single neutral arbitrator ("Arbitrator") who will
                                                          ----------
be selected pursuant to the Arbitration Rules; provided, however, that
                                               --------  -------
notwithstanding the Arbitration Rules, Employee shall have the right to preemptively challenge any arbitrator that has previously arbitrated any matter for Level One.

          (d) The Arbitrator will have the power to grant all appropriate legal and equitable relief, both by way of interim relief and as a part of the final award, as may be granted by any court of competent jurisdiction, in order to carry out the terms of this Agreement (including, without limitation, declaratory and injunctive relief and damages, but in no event shall the Arbitrator have the authority to award punitive or exemplary damages). All awards and orders of the Arbitrator, including interim relief, may be enforced by any court of competent jurisdiction.

          (e) The parties intend that the arbitration proceedings be conducted as expeditiously as possible and that appropriate rights of discovery (including the right to depose witnesses, submit interrogatories and request documents) be granted to each party. In that regard, the parties agree to work together in good faith and with the Arbitrator to arrive upon mutually acceptable procedures regarding the time limits for, and type, amount, scope and degree of, such rights of discovery and the periods of time within which the matters submitted to arbitration must be heard and determined by the Arbitrator. If the parties are unable to so agree, such issues will be submitted to the Arbitrator for his or her determination. If proper notice of any hearing has been given, the Arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. At the request of any party, the Arbitrator, attorneys, parties to the arbitration, witnesses, experts, court reporters or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings.

          (f) Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction within the State of California for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending appointment of an Arbitrator or pending final determination of a claim through arbitration in accordance with this Section 3.2. In the event a dispute is submitted to arbitration hereunder during the term of this Agreement, the parties shall continue to perform their respective obligations hereunder, subject to any interim relief that may be ordered by the Arbitrator or by a court of competent jurisdiction pursuant to the previous sentence.

          (g) The parties, by written stipulation, may expand or contract the rights, duties or obligations provided above, or otherwise modify the arbitration procedures as suits their convenience, consistent with that which is otherwise permissible within the framework of the Arbitration Rules.

          (h) The prevailing party (if a prevailing party is determined to exist by the Arbitrator) in any proceeding or action under this Section 3.2 shall be entitled, in addition to any other damages or relief awarded, to an award of reasonable legal and accounting fees, expenses and other out-of-pocket costs incurred by such party (including any costs and fees incurred by and payable to the Arbitrator and any costs incurred in enforcing any such award), not to exceed such fees incurred by the non-prevailing party regardless of whether such proceeding or action proceeds to final judgment.

          (i) Any decision or award of the Arbitrator shall be final and binding upon the parties to the arbitration proceeding except for fraud or failure to provide a hearing. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The parties agree that the award of the Arbitrator may be enforced against the parties to the proceeding or their assets wherever they may be found and that a judgment upon the award may be entered in any court having jurisdiction thereof.

          (j) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 3.2, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS NON-COMPETITION AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL.

                                   ARTICLE 4


                                 MISCELLANEOUS

     4.1  Entire Agreement; Amendments and Waivers.  This Agreement contains the
          ----------------------------------------
entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended or modified and the terms and conditions hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that either party may otherwise have at law or in equity.

     4.2  Representations and Warranties.  Employee represents and warrants that
          ------------------------------
this Agreement is a legal, valid and binding obligation, enforceable against Employee in accordance with its terms to the fullest extent permitted under applicable federal, state or local law.

     4.3   Notices. Any notice, request, instruction or other document to be
           -------
given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next Business Day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, to the address set forth on the signature page to this Agreement, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

     4.4  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     4.5  Merger.  This Agreement shall remain in effect from the date hereof
          ------
until it is terminated by either party unless the Merger contemplated by the Merger Agreement is not consummated. In the event the Merger is not consummated, this Agreement shall be null and void.

     4.6  Severability.  To the extent any provision of this Agreement shall be
          ------------
invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. To the extent any provision of this Agreement shall be declared invalid or unenforceable for any reason by any Governmental or Regulatory Authority in any jurisdiction, this Agreement (or provision thereof) shall remain valid and enforceable in each other jurisdiction where it applies. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     4.7   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto, the heirs and legal representatives of Employee and the successors and assigns of the Level One. Employee shall not be entitled to assign his obligations hereunder. Level One may assign its rights under this Agreement to any Person. Employee agrees that, upon request therefor, he will, in writing, acknowledge and consent to any such assignment of this Agreement.

     4.8  Several Agreements.  In addition to this Agreement between Level One
          ------------------
and the Employee, Level One has entered into a similar agreement with other key employees of the Company. It is expressly agreed that this Agreement and the obligations of the parties hereunder are to be construed separately from any similar agreements with the other key employees of the Company and a breach of a similar agreement by any of the other key employees of the Company shall not constitute a breach of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                   EXHIBIT K
                                   ---------

                           STOCKHOLDERS CERTIFICATE

                         ACCLAIM COMMMUNICATIONS, INC.

                            STOCKHOLDER CERTIFICATE

     The undersigned is aware that pursuant to that certain Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger Agreement"), entered
                                                   ----------------
into by and between Level One Communications, Incorporated, a California corporation ("Parent"), Aardvark Acquisition Corp., a Delaware corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and Acclaim Communications,
                                    ----------
Inc., a Delaware corporation (the "Company"), and with respect to Article 7.2,
                                   -------
Diosdado Banatao, as Stockholder Representative, and U.S. Bank Trust National Association, as Escrow Agent, Merger Sub will be merged with and into the Company with the Company being the surviving corporation (the "Merger").
                                                               ------
Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive shares of unregistered Common Stock of Parent ("Parent Common Stock") and all outstanding
                                      -------------------
options and warrants to purchase shares of capital stock of the Company will be assumed by Parent, all as provided in, and subject to the terms and conditions of, the Merger Agreement. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

     The undersigned understands that the execution of this Certificate is a condition precedent to Parent's and Merger Sub's obligation to consummate the Merger and to the receipt of the shares of Parent Common Stock by the undersigned in connection with the Merger (pursuant to the terms and conditions of the Merger Agreement). Parent will use the responses in this Certificate to qualify stockholders of the Company who will receive shares of Parent Common Stock for purposes of federal and state securities laws.

     Your responses to the questions set forth in this Certificate and the representations you make herein will be kept confidential at all times. However, by signing this Certificate, you agree that Parent or the Company may present this Certificate to such parties as it deems appropriate to establish the availability of exemptions from registration under federal and state securities laws. FAILURE TO COMPLETE THIS CERTIFICATE COULD RESULT IN THE NON-CONSUMMATION OF THE MERGER. If the answer to any question below is "none" or "not applicable", please so indicate.

     Please COMPLETE, SIGN, DATE and FAX one copy of this Certificate no later than ___________, 1998 (with original to follow by mail) to the attention of Brad Kohn, Esq., Pillsbury Madison & Sutro LLP, 2550 Hanover Street, Palo Alto, CA 94304-1115 (fax: (650) 233-4545).

1.  BACKGROUND INFORMATION.
    ----------------------

     1.1  Stockholder Identification.
          --------------------------

          (a)  Name of individual or entity:
                                             -----------------------------

          (b) Address of principal place of business (or, if an individual, residence address):

                        --------------------------------------------------

                        --------------------------------------------------

                        --------------------------------------------------

          (c) Jurisdiction of formation or incorporation (if the undersigned is an entity other than an individual):
                                                    ----------------------

          (d)  Telephone Number:
                                 -----------------------------------------

2.  REPRESENTATIONS AS TO STATUS AS AN ACCREDITED INVESTOR.
    ------------------------------------------------------

     2.1  Definition of Accredited Investor.  The undersigned understands that
          ---------------------------------
Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), defines an "accredited investor" as any natural
              --------------
person or entity coming within any one of the following categories:

          (a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Securities Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

          (b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

          (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (d) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

          (e) Any natural person who had (i) an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year or (ii) a joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year;

          (f) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the Securities Act; or

          (g) Any entity in which all of the equity owners are investors under paragraphs (a), (b), (c), (d), (e), and (f) above.

     2.2  Other Definitions.
          -----------------

          (a) NET WORTH DETERMINATION. For the purposes of category 2.1(d), the term "net worth" means excess of total assets over total liabilities. In computing net worth, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

          (b) INCOME DETERMINATION. In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed, depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

     2.3  Representation as to Status as an Accredited Investor.
          -----------------------------------------------------

          (a) INSTRUCTIONS:  Please indicate by checking the appropriate box
whether   the undersigned is an accredited investor within the meaning of
Regulation D, and if so by virtue of which of the above categories.

          ? The undersigned hereby represents that the undersigned is an "accredited investor" within the meaning of Regulation D, and is included within the following accredited investor category or categories defined above (circle applicable categories):

     (a)        (b)        (c)        (d)        (e)        (f)        (g)*

*If the undersigned belongs to accredited investor category "(g)" only, a list of the shareholders, partners or beneficiaries of the undersigned, and the "accredited investor" category which each such shareholder, partner or beneficiary satisfies, must be provided on Attachment A to this questionnaire.
                                           ------------

    [ ] The undersigned is not an "accredited investor" within the meaning of Regulation D, because the undersigned is not included in any of the above categories (a) through (g).

3.  REPRESENTATIONS AS TO FORM OF ENTITY.  INDICATE THE FORM OF ENTITY OF THE
    ------------------------------------
UNDERSIGNED:

     [ ] Individual

     [ ] Limited Partnership

     [ ] General Partnership

     [ ] Corporation

     [ ] Revocable Trust

     [ ] Other Type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries in Attachment A to
                                                                ------------
         this Certificate).

     [ ] Other Form of Organization:

4.  INVESTMENT BACKGROUND.
    ---------------------

     4.1  Private Placement Exemption.  The undersigned understands that an
          ---------------------------
exemption from registration under the Securities Act and applicable state securities laws may still be available to Parent for the offer and sale of Parent Common Stock to stockholders of the Company that do not meet the "accredited investor" categories of Regulation D described above, provided that such stockholders possess certain investment experience.

INSTRUCTIONS: Individuals should complete paragraph (a) of this Section 4.1 and need not complete paragraph (b); non-individual stockholders need not complete paragraph (a) below but should complete paragraph (b) below.

          (a) Individuals.  Please provide the following information:
              -----------

               (i)  PERSONAL.

                    Date of Birth:
                                   ----------------------------------

                    Social Security Number:
                                            -------------------------

               (ii)  BUSINESS.

                    Occupation:
                                -------------------------------------

                    Number of Years:
                                     --------------------------------

                    Present Employer:
                                      -------------------------------

                    Position/Title:
                                    ---------------------------------

               (iii)  RESIDENCE INFORMATION.

                    (1) In the space provided below, list below the state(s) in which you have maintained your principal residence during the past 3 years and the approximate dates that you resided in each such state.

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    (2) Do you maintain a residence in any other state? If yes, please list in which state(s).

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

               (iv)  EDUCATIONAL BACKGROUND.

                    (1) In the space provided below, please describe your educational background and degrees obtained, if any.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               (v) AFFILIATION. If you have any pre-existing personal or business relationship with Parent or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               (vi) BUSINESS AND FINANCIAL EXPERIENCE. Please describe in reasonable detail the nature and extent of your business, financial and investment experience that you believe gives you the capacity to evaluate the merits and risks associated with the Merger and the capacity to protect your economic interests.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               (vii) FINANCIAL ADVISORS. In evaluating your investment decision in the Merger, will you be using the services of any investment advisors or investment representatives? If yes, please identify such person(s), providing the address and telephone number. If the person identified below is acting as your "purchaser representative" within the meaning of Rule 501(h) under Regulation D, by identifying such person below, you hereby acknowledge in writing for purposes of Rule 501(h)(3) under Regulation D that such person is assisting you in evaluating the risks and merits of your investment decision in connection with the Merger.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

          (b)  Non-Individuals.  Please provide the following information:
               ---------------

               (i) NET WORTH.  Please indicate the current net worth of the entity:
                       ---------------------------------------------------

               (ii) BUSINESS. Please describe the nature of the business conducted by the entity.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               (iii) INVESTMENT EXPERIENCE. Please provide information detailing the business, financial and investment experience of the entity and investment manager(s) of such entity.

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

               -----------------------------------------------------------

5.  Stockholder Investment Representations.  In connection with the
    --------------------------------------
undersigned's investment decision in connection with the Merger and the shares of Parent Common Stock to be received by the undersigned pursuant thereto, the undersigned hereby makes the investment representations set forth in this
Section 5. THE UNDERSIGNED HEREBY EXPRESSLY ACKNOWLEDGES THAT PARENT AND THE COMPANY WILL BE RELYING ON THESE REPRESENTATIONS IN ESTABLISHING THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     5.1  Investment.  The Parent Common Stock to be issued to the undersigned
          ----------
pursuant to the Merger will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of the Securities Act, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock to be received in the Merger will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Certificate, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the Parent Common Stock to be received by the undersigned pursuant to the Merger.

     5.2  Private Placement Exemption.  The undersigned understands and
          ---------------------------
acknowledges that the sale and issuance of the Parent Common Stock pursuant to the Merger Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder and that the Parent's reliance upon such exemptions is predicated in part upon the undersigned's representations made in this Certificate.

     5.3  Experience; Investment Advisors; Access to Information.  The
          ------------------------------------------------------
undersigned further represents that such stockholder either acting alone or after consultation with his or her purchaser representative, legal advisor and tax advisor: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock to be received by the undersigned in the Merger; (ii) has received copies of Parent's 1996 and 1997 Annual Report, Parent's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "Commission") for the years ending
                                         ----------
December 29, 1996 and December 28, 1997, Parents quarterly reports on Form 10-Q filed with the Commission for the periods ending March 30, 1997, June 29, 1997, September 28, 1997 and March 29, 1998, and the Prospectus, dated October 24, 1997, regarding the offering by Parent of its 4% Convertible Subordinated Notes due 2004 (as amended through the date hereof); (iii) has received all the information such stockholder has requested from Parent and the Company that such stockholder or its advisors considers necessary or appropriate in making the investment decision in connection with the Merger; (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) is able, without materially impairing such stockholder's financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss of the investment.

     5.4  Restrictive Legend.  Each certificate representing Parent Common Stock
          ------------------
issued to the undersigned pursuant to the Merger and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     5.5  Other Legends.  The certificates evidencing the Parent Common Stock
          -------------
shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

     5.6  No Registration.  The undersigned understands and acknowledges that
          ---------------
the Parent Common Stock has not been registered under the Securities Act and the Parent Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the undersigned further understands and acknowledges that Parent's only obligation to register the Parent Common Stock is pursuant to the Registration Rights Agreement (in the form attached as an exhibit to the Merger Agreement).

     5.7  Restriction on Transfers.  The undersigned acknowledges that the
          ------------------------
Parent Common stock shall not be transferable except upon the conditions specified in this Certificate.

     5.8  Transfer Procedures and Requirements.  Prior to any proposed transfer
          ------------------------------------
of any Parent Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the undersigned shall give written notice to Parent of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if Parent so requests, be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to Parent, addressed to Parent and reasonably satisfactory in form and substance to Parent's counsel, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the Securities Act, or (ii) a "no-action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent. Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.4 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the Securities Act.

     5.9  Rule 144.  The shares of Parent Common Stock to be received by the
          --------
undersigned in the Merger constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The undersigned is familiar with the provisions of Rule 144 which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Parent Common Stock,
(ii) the availability of certain public information about Parent, (iii) the resale occurring not less than 1 year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold, and
(iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any 3 month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to sell shares of Parent Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Parent may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the shares of Parent Common Stock received from Parent under Rule 144 even if the 1 year minimum holding period has been satisfied.
The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other exemption from registration under the Securities Act would be required to sell the shares of Parent Common Stock received from Parent.

     5.10  Ownership of Company Capital Stock.  The undersigned is the sole
           ----------------------------------
record and beneficial owner of Company Capital Stock of the amount set forth next to its name on the signature page to this Certificate. Such Company Capital Stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to purchase such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the Company Capital Stock owned, beneficially or of record, by the undersigned.

     5.11  Tax Matters.  The undersigned has had an opportunity to review with
           -----------
its own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Merger Agreement. The undersigned understands that it must rely solely on its advisors and not on any statements or representations by Parent, Merger Sub, the Company or any of their attorneys, investment advisors, accountants or other agents with respect to tax matters.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ________, 1998.



          _______________________________
          Print Name of Stockholder

          _______________________________
          Signature of Authorized Signatory

          _______________________________
          Print Name of Authorized Signatory
          (if signatory is representing an entity)

                Shares of Common Stock Beneficially Owned
          -----

                Shares of Series A Preferred Stock Beneficially Owned
          -----

                Shares of Series B Preferred Stock Beneficially Owned
          -----

                Shares of Series C Preferred Stock Beneficially Owned
          -----





                        ***STOCKHOLDER'S CERTIFICATE***

                                  ATTACHMENT A
                                  ------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


LEVEL ONE COMMUNICATIONS,                       EMPLOYEE
INCORPORATED


-----------------------------                   -------------------------------
Signature                                       Signature

-----------------------------                   -------------------------------
Print Name and Title                            Print Name

-----------------------------                   -------------------------------
Address                                         Address

-----------------------------                   -------------------------------



ACCLAIM COMMUNICATIONS, INC.


-----------------------------
Signature

-----------------------------
Print Name and Title

-----------------------------
Address

                                   EXHIBIT L
                                   ---------

                       COMPANY TAX REPRESENTATION LETTER

                                 July ___, 1998


Graham & James llp/Riddell Williams, p.s.         Pillsbury Madison & Sutro LLP
Suite 4500                                        2550 Hanover Street
1001 Fourth Avenue Plaza                          Palo Alto, CA 94304-1115
Seattle, WA 98154-1065

     RE: AGREEMENT AND PLAN OF MERGER BY AND AMONG LEVEL ONE COMMUNICATIONS, INCORPORATED, AARDVARK ACQUISITION CORP. AND ACCLAIM COMMUNICATIONS, INC.

Ladies and Gentlemen:

     In connection with the proposed merger (the "Merger") of Aardvark Acquisition Corp., a Delaware corporation ("Sub"), with and into Acclaim Communications, Inc., a Delaware corporation ("Target"), pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 25, 1998 (the "Merger Agreement"), by and among Level One Communications, Incorporated, a California corporation ("Parent"), Sub, and Target, you will render an opinion regarding the federal income tax consequences of the Merger Agreement.

     In connection with such opinion, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of Target, acting as such, hereby certifies, that, to the best knowledge of the management of Target, the facts relating to the Merger as described in the Merger Agreement, including attachments thereto, are true, correct and complete in all material respects and hereby certifies, to the best of his knowledge and that of the management of Target, to the following as of the date hereof. We understand that you may require that we reaffirm this certification as of the date of Closing pursuant to the Merger Agreement.

1. The Merger will be consummated in compliance with the material terms of the Merger Agreement and none of the material terms and conditions therein have been waived or modified and Target has no plan or intention to waive or modify any such material condition.

2. Target has not and will not prior to the Merger redeem or make any extraordinary distribution (within the meaning of Temporary Income Tax Regulations section 1.368-1T(e)(1)(ii)(A)) with respect to any Target capital stock in connection with the Merger; no "related person" of Target (within the meaning of Income Tax Regulations section 1.368-1(e)(3)) has purchased or will purchase prior to the Effective Time any Target capital stock in connection with the Merger.

3. The fair market value of the Parent stock and other consideration received by each Target stockholder will be approximately equal to the fair market value of the Target stock surrendered in the exchange.

4. Following the Merger, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger (excluding Parent stock). For purposes of this representation, amounts paid by Target or Sub to dissenters, amounts paid by Target or Sub to stockholders who receive cash or other property, amounts used by Target or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target will be included as assets of Target or Sub, respectively, immediately prior to the Merger.

5. Target and the stockholders of Target will pay their respective expenses, if any, incurred in connection with the Merger.

6. There is no intercorporate indebtedness existing between Parent and Target or between Sub and Target that was issued, acquired, or will be settled at a discount.

7. In the Merger, shares of Target stock representing control of Target, as defined in section 368(c) of the Internal Revenue Code (the "Code"), will be exchanged solely for voting stock of Parent. For purposes of this representation, shares of Target stock exchanged for cash or other property originating with Parent will be treated as outstanding Target stock on the date of the Merger.

8. At the time of the Merger, Target will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Parent's acquisition or retention of control of Target, as defined in section 368(c) of the Code.

9. Target is not an investment company as defined in section 368(a)(2)(F)(iii) or (iv) of the Code.

10. On the date of the Merger, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

11. Target is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

12. The payment of cash in lieu of fractional shares of stock of Parent was not separately bargained for consideration and is being made, if at all, for the purpose of saving Parent the expense and inconvenience of issuing fractional shares. The fractional share interests of each Target stockholder will be aggregated and no Target stockholder will receive in cash an amount equal to or greater than the value of one full share of Parent stock.

13. None of the compensation received by any stockholder-employee of Target pursuant to any employment, consulting or similar arrangement is or will be separate consideration for, or allocable to, any of his shares of Target stock. None of the shares of common stock of Parent received by any stockholder-employee of Target pursuant to the Merger (other than any such shares received in connection with the termination in the Merger of certain stock options to purchase Target common stock) are or will be separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any stockholder-employee of Target pursuant to any such employment, consulting or similar arrangement is or will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.


                            [SIGNATURE PAGE FOLLOWS]

     This letter is being furnished to you solely for your benefit and for use in rendering your opinions and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinions) without the express written consent of Target.

Very truly yours,

Acclaim Communications, Inc.


---------------------------------------
Visveswar Akella
President and Chief Executive Officer

                                   EXHIBIT M
                                   ---------

                               VOTING AGREEMENT

                          ACCLAIM COMMUNICATIONS, INC.

                                VOTING AGREEMENT


     This Voting Agreement ("Agreement") is made and entered into as of June
                             ---------
___, 1998, between Level One Communications, Incorporated, a California corporation ("Parent"), and the undersigned stockholder ("Stockholder") of
              ------                                      -----------
Acclaim Communications, Inc., a Delaware corporation (the "Company").
                                                           -------

                                    RECITALS
                                    --------

     A. Concurrently with the execution of this Agreement, Parent, the Company and Aardvark Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of
                       ----------
Reorganization (the "Merger Agreement") which provides for the merger of Merger
                     ----------------
Sub with and into the Company (the "Merger").  Pursuant to the Merger, shares of
                                    ------
capital stock of the Company will be converted into unregistered Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner of such number of shares of the outstanding capital stock of the Company as is indicated on the final page of this Agreement (the "Shares").
                                          ------

     C. As a material inducement to enter into the Merger Agreement, Parent desires the Stockholder to agree, and the Stockholder is willing to agree to vote the Shares and any other such shares of capital stock of the Company hereafter acquired by Stockholder so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.  AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.
    ----------------------------------------------

     1.1  Agreement to Vote Shares.  At every meeting of the stockholders of the
          ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares (as hereinafter defined) in favor of (x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

     1.2  Additional Share Purchases.  Stockholder agrees that any shares of
          --------------------------
capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to
                                             ----------
the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.  Irrevocable Proxy.  Concurrently with the execution of this Agreement,
    -----------------
stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of
                -----
shares of capital stock of the Company beneficially owned by Stockholder set forth therein.

3.  Representations and Warranties of the Stockholder.  Stockholder (i) is the
    -------------------------------------------------
beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law) and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

4.  Additional Documents.  Stockholder hereby covenants and agrees to execute
    --------------------
and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

5.  Consent and Waiver.  Stockholder hereby gives any consents or waivers that
    ------------------
are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any other rights Stockholder may have.

6.  Termination.  This Agreement shall terminate and shall have no further force
    -----------
or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article 8 thereof (the earlier to occur of (i) and (ii) is referred to herein as the "Expiration Date").
                              ---------------

7.  Miscellaneous.
    -------------

     7.1  Severability.  If any term, provision, covenant or restriction of this
          ------------
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     7.2  Binding Effect and Assignment.  This Agreement and all of the
          -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     7.3  Amendments and Modification.  This Agreement may not be modified,
          ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     7.4  Specific Performance; Injunctive Relief.  The parties hereto
          ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

     7.5  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to Parent:       Level One Communications, Incorporated
                              9750 Goethe Road
                              Sacramento, CA 95827
                              Attn: President and Chief Executive Officer

          With a copy  to:    Graham & James LLP
                              400 Capitol Mall, 24th Floor
                              Sacramento, California 95814-4411
                              Attn:  Gilles S. Attia, Esq.

          If to Stockholder:  To the address for notice set forth on the last page hereof.

          With a copy to:     Pillsbury Madison & Sutro LLP
                              2550 Hanover St.
                              Palo Alto, California 94304
                              Attn:  Jorge del Calvo, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     7.6  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof or of any other jurisdiction).

     7.7  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     7.8  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     7.9  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction or interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                         LEVEL ONE COMMUNICATIONS, INCORPORATED

                         By:
                             --------------------------------------
                         Name:
                               ------------------------------------
                         Title:
                                -----------------------------------

                         STOCKHOLDER

                         By:
                             --------------------------------------
                         Name:
                               ------------------------------------
                         Title:
                                -----------------------------------

                         Number of Shares of Beneficially Held by Stockholder:

                         Common Stock:
                                       ----------------------------
                         Series A Preferred Stock:
                                                   ----------------
                         Series B Preferred Stock:
                                                   ----------------
                         Series C Preferred Stock:
                                                   ----------------



              ***ACCLAIM COMMUNICATIONS, INC. VOTING AGREEMENT***

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY


     The undersigned stockholder of Acclaim Communications, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints Robert S. Pepper and
                  -------
John Kehoe, the President and Chief Executive Officer and Chief Financial Officer, respectively, of Level One Communications, Incorporated, a California corporation ("Parent"), and each of them, as the sole and exclusive attorneys
              ------
and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the

"Shares"), and any and all other shares or securities issued or issuable in
-------
respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization, dated as of June 25, 1998 (the "Merger
                                                                      ------
Agreement"), among Parent, Aardvark Acquisition Corp., a Delaware corporation
---------
and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, shall
                                          ----------
be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of June ___, 1998 between Parent and the undersigned Stockholder (the

"Voting Agreement"), and is granted in consideration of Parent entering into the
-----------------
Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the Stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. The undersigned Stockholder may vote the Shares on all other matters.

                     [SIGNATURE PAGE TO THIS PROXY FOLLOWS]

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

Dated:    June ___, 1998


                    Signature of Stockholder:
                                              -------------------------------
                    Print Name of Stockholder:
                                               ------------------------------

                          Shares of Common Stock Beneficially Owned
                    -----
                          Shares of Series A Preferred Stock Beneficially Owned
                    -----
                          Shares of Series B Preferred Stock Beneficially Owned
                    -----
                          Shares of Series C Preferred Stock Beneficially Owned
                    -----



                     **ACCLAIM COMMUNICATIONS, INC. PROXY**

                                   EXHIBIT N
                                   ---------

                          ESCROW AGENT FEE SCHEDULE

                     U.S. BANK TRUST NATIONAL ASSOCIATION                  ESC-4
                       Global Escrow Depository Services
                                 FEE SCHEDULE
                       FOR HOLDING (DEPOSITORY) ESCROWS

I.  ACCEPTANCE FEE:
Covers the escrow agent's examination of governing instruments and all supporting documentation as well as set up of required records and accounts. Payable at opening.


Consideration                                                             Fees

$0 - 499,999                                                              $500
$500,000 - 999,999                                                      $1,000
$1.0 - 2.49 million                                                     $2,000
$2.5 - 4.9 million                                                      $3,000
$5.0 - 9.99 million                                                     $4,000
$10.0 million and above                                                 $5,000
                                                         PLUS $0.10 PER $1,000
                                                              OVER $10 MILLION

II.   ANNUAL ADMINISTRATION FEE:
Covers ordinary escrow agent services, such as maintenance of records, examination of notices to determine compliance with the governing instrument, and preparation and distribution of accounting statements. payable annually in advance.

III.  INVESTMENT PROCESSING FEES:

U.S. Bank investments                                                NO CHARGE
Outside investments (per trade)                                           $100

IV.   TRANSACTION FEES (PER TRANSACTION)

Disbursements                                                              $20
Receipts                                                                   $20

V.    OUT-OF-POCKET EXPENSES:                                   BILLED AT COST
Expenses including but not limited to stationery, postage, telephone, insurance, shipping, Telex/Facsimile, services of outside counsel and agents, and off-site closings. (Plus indirect out-of-pocket at 3% of annual administration fees.)

VI. EXTRAORDINARY SERVICES AND EXPENSES:
Charges for performing other escrow services not specifically covered in this schedule will be determined by an appraisal of the services rendered.

             ALL ESCROW FEES ARE NON-PRORATABLE AND NON-REFUNDABLE
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THE FEES SHOWN IN THIS SCHEDULE MAY BE INCREASED UPON THIRTY (30) DAYS NOTICE.
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